Alternative Loan Trust 2006-J3

Final Term Sheet

$253,461,322 (Approximate)

CWALT, Inc.

Depositor

Countrywide Home Loans, Inc.

Sponsor and Seller

Countrywide Home Loans Servicing LP

Master Servicer

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the free writing prospectus.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

FREE WRITING PROSPECTUS

DATED APRIL, 28 2006

Mortgage Pass-Through Certificates, Series 2006-J3

Distributions payable monthly, beginning May 25, 2006

The issuing entity will issue certificates, including the following classes of certificates, that are offered pursuant to this free writing prospectus and the accompanying prospectus:

	Initial Class Certificate Balance/Initial Notional Amount(1)		Pass-Through Rate(2)
Class 1-A-1	$20,000,000		Floating
Class 1-A-2	$20,000,000	(3)	Floating
Class 1-A-3	$56,055,000		6.00%
Class 1-A-4	$6,436,700		6.00%
Class 1-A-5	$46,453,300		6.00%
Class 1-A-6	$15,119,000		6.00%
Class 1-X	$98,914,707	(3)	Variable
Class 2-A-1	$24,251,000		4.75%
Class 2-X	$23,827,293	(3)	Variable
Class 3-A-1	$27,132,000		5.50%
Class 3-X	$28,116,712	(3)	Variable
Class 4-A-1	$38,004,000		5.75%
Class 4-A-2	$10,760,000		5.75%
Class 4-X	$37,036,115	(3)	Variable
Class PO-1	$1,827,508		(4)
Class PO-2	$80,488		(4)
Class PO-4	$317,326		(4)
Class A-R	$100		6.00%
Class M	$4,471,000		Variable
Class B-1	$1,532,300		Variable
Class B-2	$1,021,600		Variable

(1)	This amount is subject to a permitted variance in the aggregate of plus or minus 5%.

(2)	The classes of certificates offered by this free writing prospectus are listed, together with their pass-through rates (and, in the case of the floating rate certificates, the index on which the pass-through rates are based) and their initial ratings, in the tables under “Summary — Description of the Certificates” beginning on page S-7 of this free writing prospectus.

(3)	The Class 1-A-2, Class 1-X, Class 2-X, Class 3-X and Class 4-X Certificates are interest only notional amount certificates. The initial notional amounts are set forth in the table but are not included in the aggregate class certificate balance of all of the certificates offered.

(4)	The Class PO-1, Class PO-2 and Class PO-4 Certificates are principal only certificates and will not accrue interest.

Issuing Entity

Alternative Loan Trust 2006-J3, a common law trust formed under the laws of the State of New York.

Depositor

CWALT, Inc., a Delaware corporation, is a limited purpose finance subsidiary of Countrywide Financial Corporation. Its address is 4500 Park Granada, Calabasas, California 91302, and its telephone number is (818) 225-3000.

Sponsor and Sellers

Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the mortgage loans. The remainder of the mortgage loans will be sold directly to the depositor by one or more special purpose entities that were established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the mortgage loans they are selling directly from Countrywide Home Loans, Inc.

Originators

The Sponsor originated approximately 13.19%, 48.51%, 32.74% and 81.23% of the mortgage loans in loan group 1, loan group 2, loan group 3 and loan group 4, respectively. Additionally, approximately 16.35% and 16.02% of the mortgage loans in loan group 1 were originated by Flagstar Bank, FSB and Universal American Mortgage Company, LLC, respectively. Approximately 21.89% and 14.87% of the mortgage loans in loan group 2 were originated by American Home Mortgage Corp. and American Mortgage Network, Inc., respectively and approximately 10.82% and 10.97% of the mortgage loans in loan group 3 were originated by Lydian Private Bank and Quicken Loans, Inc., respectively.

Master Servicer

Countrywide Home Loans Servicing LP

Servicers

Countrywide Home Loans Servicing LP services all of the mortgage loans in loan group 1 and loan group 4. Additionally, Countrywide Home Loans Servicing LP services approximately 94.89% and 96.05% of the mortgage loans in loan group 2 and loan group 3, respectively. The remainder of the mortgage loans in loan group 2 and loan group 3 are being serviced by various other servicers, which, individually, do not service more than 10% of the mortgage loans in each loan group.

Trustee

The Bank of New York

Pooling and Servicing Agreement

The pooling and servicing agreement among the sellers, the master servicer, the depositor and the trustee, under which the issuing entity will be formed.

Cut-off Date

For any mortgage loan, the later of April 1, 2006 and the date of origination for that mortgage loan (the “cut-off date”).

Closing Date

On or about April 28, 2006.

The Mortgage Loans

The mortgage loans will consist of four loan groups. Loan group 1 will consist of 30-year conventional fixed rate mortgage loans secured by first liens on one-to-four family residential properties. Loan group 2 will consist primarily of 15-year conventional fixed rate mortgage loans secured by first liens on one-to-four family residential properties. Loan group 3 will consist of 15-year conventional fixed rate mortgage loans secured by first liens on one-to-four family residential properties. Loan group 4 will consist of 20-year conventional fixed rate mortgage loans secured by first liens on one-to-four family residential properties.

The statistical information presented in this free writing prospectus is as of the cut-off date. The depositor believes that the information set forth in this free writing prospectus regarding the mortgage loans as of the cut-off date is representative of the characteristics of the mortgage loans that will be delivered on the closing date. However, certain mortgage loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final mortgage pool. A limited number of mortgage loans may be added to or substituted for the mortgage loans that are described in this free writing prospectus. Any addition or substitution will not result in a material difference in the final mortgage pool although the cut-off date information regarding the actual mortgage loans may vary somewhat from the information regarding the mortgage loans presented in this free writing prospectus.

As of the cut-off date, the mortgage loans in each of loan group 1, loan group 2, loan group 3 and loan group 4 had the following characteristics:

Loan Group 1

Aggregate Current Principal Balance	$151,184,049
Geographic Concentrations in excess of 10%:
California	44.89%
Florida	11.24%
Weighted Average Original LTV Ratio	72.19%
Weighted Average Mortgage Rate	6.398%
Range of Mortgage Rates	5.750% to 7.500%
Average Current Principal Balance	$314,312
Range of Current Principal Balances	$19,887 to $1,748,299
Weighted Average Remaining Term to Maturity	358 months
Weighted Average FICO Credit Score	727

Loan Group 2

Aggregate Current Principal Balance	$25,214,162
Geographic Concentrations in excess of 10%:
Arizona	13.02%
California	33.14%
Florida	17.77%
Weighted Average Original LTV Ratio	62.59%
Weighted Average Mortgage Rate	5.406%
Range of Mortgage Rates	4.375% to 5.625%
Average Current Principal Balance	$600,337
Range of Current Principal Balances	$62,934 to $1,879,300
Weighted Average Remaining Term to Maturity	169 months
Weighted Average FICO Credit Score	727

Loan Group 3

Aggregate Current Principal Balance	$28,116,712
Geographic Concentrations in excess of 10%:
California	33.06%
Florida	12.04%
Texas	11.66%
Weighted Average Original LTV Ratio	68.03%
Weighted Average Mortgage Rate	6.001%
Range of Mortgage Rates	5.750% to 7.000%
Average Current Principal Balance	$453,495
Range of Current Principal Balances	$19,353 to $1,429,966
Weighted Average Remaining Term to Maturity	171 months
Weighted Average FICO Credit Score	725

Loan Group 4

Aggregate Current Principal Balance	$50,862,454
Geographic Concentrations in excess of 10%:
California	39.27%
Weighted Average Original LTV Ratio	70.04%
Weighted Average Mortgage Rate	6.214%
Range of Mortgage Rates	5.625% to 9.000%
Average Current Principal Balance	$446,162
Range of Current Principal Balances	$54,135 to $871,586
Weighted Average Remaining Term to Maturity	235 months
Weighted Average FICO Credit Score	716

Description of the Certificates

The issuing entity will issue 25 classes of certificates, 21 of which are offered by this free writing prospectus and the accompanying prospectus:

Class	Initial Class Certificate Balance / Initial Notional Amount(1)	Type	Initial Rating (S&P) (2)	Initial Rating (Fitch) (2)
Offered Certificates
Class 1-A-1	$20,000,000	Senior/Floating Pass-Through Rate	AAA	AAA
Class 1-A-2	$20,000,000	Senior/Inverse Floating Pass-Through Rate/Notional Amount/Interest Only	AAA	AAA
Class 1-A-3	$56,055,000	Senior/Fixed Pass-Through Rate	AAA	AAA
Class 1-A-4	$6,436,700	Senior/Fixed Pass-Through Rate	AAA	AAA
Class 1-A-5	$46,453,300	Senior/Fixed Pass-Through Rate	AAA	AAA
Class 1-A-6	$15,119,000	Senior/NAS/Fixed Pass-Through Rate	AAA	AAA
Class 1-X	$98,914,707	Senior/Notional Amount/Interest Only/Variable Pass-Through Rate	AAA	AAA
Class 2-A-1	$24,251,000	Senior/Fixed Pass-Through Rate	AAA	AAA
Class 2-X	$23,827,293	Senior/Notional Amount/Interest Only/Variable Pass-Through Rate	AAA	AAA
Class 3-A-1	$27,132,000	Senior/Fixed Pass-Through Rate	AAA	AAA
Class 3-X	$28,116,712	Senior/Notional Amount/Interest Only/Variable Pass-Through Rate	AAA	AAA
Class 4-A-1	$38,004,000	Senior/Fixed Pass-Through Rate	AAA	AAA
Class 4-A-2	$10,760,000	Senior/Fixed Pass-Through Rate	AAA	AAA

Class	Initial Class Certificate Balance / Initial Notional Amount(1)		Type	Initial Rating (S&P) (2)	Initial Rating (Fitch) (2)
Class 4-X	$37,036,115		Senior/Notional Amount/Interest Only/Variable Pass-Through Rate	AAA	AAA
Class PO-1	$1,827,508		Senior/Principal Only	AAA	AAA
Class PO-2	$80,488		Senior/Principal Only	AAA	AAA
Class PO-4	$317,326		Senior/Principal Only	AAA	AAA
Class A-R	$100		Senior/Residual	AAA	AAA
Class M	$4,471,000		Subordinate/Variable Pass-Through Rate	AA-	AA
Class B-1	$1,532,300		Subordinate/Variable Pass-Through Rate	A	A
Class B-2	$1,021,600		Subordinate/Variable Pass-Through Rate	BBB	BBB
Non-Offered Certificates(3)
Class B-3	$766,200		Subordinate/Variable Pass-Through Rate
Class B-4	$639,000		Subordinate/Variable Pass-Through Rate
Class B-5	$510,853		Subordinate/Variable Pass-Through Rate
Class P	$100	(4)	Prepayment Charges

(1)	This amount is subject to a permitted variance in the aggregate of plus or minus 5% depending on the amount of mortgage loans actually delivered on the closing date.

(2)	The offered certificates will not be offered unless they are assigned the indicated ratings by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”) and Fitch Ratings (“Fitch”). The Class B-3, Class B-4 and Class B-5 Certificates are not offered by this free writing prospectus, so ratings for those classes of certificates have not been provided. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(3)	The Class B-3, Class B-4, Class B-5 and Class P Certificates are not offered by this free writing prospectus. Any information contained in this free writing prospectus with respect to the Class B-3, Class B-4, Class B-5 and Class P Certificates is provided only to permit a better understanding of the offered certificates.

(4)	The Class P Certificates also have a notional amount equal to the aggregate stated principal balance as of the cut-off date of the mortgage loans that require the payment of a prepayment charge.

The certificates also will have the following characteristics:

Class	Pass-Through Rate	Interest Accrual Period	Interest Accrual Convention
Offered Certificates
Class 1-A-1	LIBOR + 0.40% (1)	(2)	30/360 (4)
Class 1-A-2	5.60% - LIBOR (1)	(2)	30/360 (4)
Class 1-A-3	6.00%	calendar month (3)	30/360 (4)
Class 1-A-4	6.00%	calendar month (3)	30/360 (4)
Class 1-A-5	6.00%	calendar month (3)	30/360 (4)
Class 1-A-6	6.00%	calendar month (3)	30/360 (4)
Class 2-A-1	4.75%	calendar month (3)	30/360 (4)
Class 3-A-1	5.50%	calendar month (3)	30/360 (4)
Class 4-A-1	5.75%	calendar month (3)	30/360 (4)
Class 4-A-2	5.75%	calendar month (3)	30/360 (4)
Class 1-X	(5)	calendar month (3)	30/360 (4)
Class 2-X	(6)	calendar month (3)	30/360 (4)
Class 3-X	(7)	calendar month (3)	30/360 (4)
Class 4-X	(8)	calendar month (3)	30/360 (4)
Class PO-1	(9)	N/A	N/A
Class PO-2	(9)	N/A	N/A
Class PO-4	(9)	N/A	N/A
Class A-R	6.00%	calendar month (3)	30/360 (4)
Class M	(10)	calendar month (3)	30/360 (4)
Class B-1	(10)	calendar month (3)	30/360 (4)
Class B-2	(10)	calendar month (3)	30/360 (4)
Non-Offered Certificates
Class B-3	(10)	calendar month (3)	30/360 (4)
Class B-4	(10)	calendar month (3)	30/360 (4)
Class B-5	(10)	calendar month (3)	30/360 (4)
Class P	N/A	N/A	N/A

(1)	The pass-through rates on the LIBOR Certificates may adjust monthly based on the level of one-month LIBOR, subject to a cap. LIBOR for the related interest accrual period is calculated as described in this free writing prospectus under “Description of the Certificates – Determination of LIBOR.”

(2)	The accrual period for any distribution date will be the one-month period commencing on the 25th day of the month prior to the month in which that distribution date occurs and ending on the 24th day of the month of that distribution date.

(3)	The interest accrual period for any distribution date will be the calendar month before the month of that distribution date.

(4)	Interest will accrue at the rate described in this table on the basis of a 360 day year divided into twelve 30 day months.

(5)	The pass-through rate for the Class 1-X Certificates for the interest accrual period related to any distribution date will be equal to the weighted average of the net mortgage rates of the non-discount mortgage loans in loan group 1, weighted on the basis of the stated principal balances thereof as of the due date in the preceding calendar month (after giving effect to prepayments received in the prepayment period related to such prior due date) less 6.00%.

(6)	The pass-through rate for the Class 2-X Certificates for the interest accrual period related to any distribution date will be equal to the weighted average of the net mortgage rates of the non-discount mortgage loans in loan group 2, weighted on the basis of the stated principal balances thereof as of the due date in the preceding calendar month (after giving effect to prepayments received in the prepayment period related to such prior due date) less 4.75%.

(7)	The pass-through rate for the Class 3-X Certificates for the interest accrual period related to any distribution date will be equal to the weighted average of the net mortgage rates of the non-discount mortgage loans in loan group 3, weighted on the basis of the stated principal balances thereof as of the due date in the preceding calendar month (after giving effect to prepayments received in the prepayment period related to such prior due date) less 5.50%.

(8)	The pass-through rate for the Class 4-X Certificates for the interest accrual period related to any distribution date will be equal to the weighted average of the net mortgage rates of the non-discount mortgage loans in loan group 4, weighted on the basis of the stated principal balances thereof as of the due date in the preceding calendar month (after giving effect to prepayments received in the prepayment period related to such prior due date) less 5.75%.

(9)	The Class PO-1, Class PO-2 and Class PO-4 and Certificates are principal only certificates and are not entitled to any distributions of interest.

(10)	The pass-through rate for each class of subordinated certificates for the interest accrual period related to each distribution date will be a per annum rate equal to the sum of:

•	6.00% multiplied by the excess of the loan group 1 principal balance as of the due date in the month preceding the calendar month of that distribution date (after giving effect to prepayments received in the prepayment period related to such prior due date) over the aggregate of the class certificate balances of the group 1 senior certificates immediately prior to that distribution date;

•	4.75% multiplied by the excess of the loan group 2 principal balance as of the due date in the month preceding the calendar month of that distribution date (after giving effect to prepayments received in the prepayment period related to such prior due date) over the aggregate of the class certificate balances of the group 2 senior certificates immediately prior to that distribution date;

•	5.50% multiplied by the excess of the loan group 3 principal balance as of the due date in the month preceding the calendar month of that distribution date (after giving effect to prepayments received in the prepayment period related to such prior due date) over the aggregate of the class certificate balances of the group 3 senior certificates immediately prior to that distribution date; and

•	5.75% multiplied by the excess of the loan group 4 principal balance as of the due date in the month preceding the calendar month of that distribution date (after giving effect to prepayments received in the prepayment period related to such prior due date) over the aggregate of the class certificate balances of the group 4 senior certificates immediately prior to that distribution date;

divided by the aggregate of the class certificate balances of the subordinated certificates immediately prior to that Distribution Date.

Designations

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates.

Designation	Classes of Certificates
Group 1 Senior Certificates	Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class 1-A-6, Class 1-X, Class PO-1 and Class A-R Certificates

Group 2 Senior Certificates	Class 2-A-1, Class 2-X and Class PO-2 Certificates

Group 3 Senior Certificates	Class 3-A-1 and Class 3-X Certificates

Group 4 Senior Certificates	Class 4-A-1, Class 4-A-2 , Class 4-X and Class PO-4 Certificates

Senior Certificate Group	Each of the Group 1 Senior Certificates, Group 2 Senior Certificates, Group 3 Senior Certificates and Group 4 Senior Certificates

Senior Certificates	Group 1 Senior Certificates, Group 2 Senior Certificates, Group 3 Senior Certificates and Group 4 Senior Certificates

Subordinated Certificates	Class M and Class B Certificates

LIBOR Certificates	Class 1-A-1 and Class 1-A-2 Certificates

Class X Certificates	Class 1-X, Class 2-X, Class 3-X and Class 4-X Certificates

Class PO Certificates	Class PO-1, Class PO-2, and Class PO-4 Certificates

Class B Certificates	Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates

Notional Amount Certificates	Class 1-A-2 and Class X Certificates

Offered Certificates	Senior Certificates, Class M, Class B-1 and Class B-2 Certificates

Record Date

The last business day of the month preceding the month of that distribution date.

Denominations

Offered Certificates other than the Class 1-A-4, Class 4-A-2 and Class A-R Certificates:

$25,000 and multiples of $1,000.

Class 1-A-4 and Class 4-A-2 Certificates:

$1,000 and multiples of $1,000.

Class A-R Certificates:

Two certificates of $99.99 and $0.01, respectively.

Registration of Certificates

Offered Certificates other than the Class A-R Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

Distribution Dates

Beginning on May 25, 2006, and thereafter on the 25th day of each calendar month, or if the 25th is not a business day, the next business day.

Last Scheduled Distribution Date

The last scheduled distribution date for the group 1 senior certificates and the subordinated certificates is the distribution date in May 2036. The last scheduled distribution date for the group 2 senior certificates is the distribution date in December 2020. The last scheduled distribution date for the group 3 senior certificates is the distribution date in April 2021. The last scheduled distribution date for the group 4 senior certificates is the distribution date in May 2026. Since the rate of distributions in reduction of the class certificate balance or notional amount of each class of offered certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the class certificate balance or notional amount of any class could be reduced to zero significantly earlier or later than the last scheduled distribution date.

Interest Payments

The related accrual period, interest accrual convention and pass-through rate for each class of interest-bearing certificates is shown under “Description of Certificates” above.

On each distribution date, to the extent funds are available for the related loan group, each interest-bearing class of certificates will be entitled to receive:

•	interest accrued at the applicable pass-through rate during the related interest accrual period on the class certificate balance or notional amount, as applicable, immediately prior to that distribution date; and

•	any interest remaining unpaid from prior distribution dates; less

•	any net interest shortfalls allocated to that class for that distribution date.

The Class PO Certificates do not bear interest.

Allocation of Net Interest Shortfalls

For any distribution date, the interest entitlement for each class of interest-bearing certificates will be reduced by the amount of net interest shortfalls experienced by the mortgage loans in the related loan group or loan groups resulting from:

•	prepayments on the mortgage loans; and

•	reductions in the interest rate on the related mortgage loans due to Servicemembers Relief Act reductions or debt service reductions.

Net interest shortfalls for a loan group on any distribution date will be allocated pro rata among all interest-bearing classes of the related senior certificates and the classes of subordinated certificates, based on their respective entitlements (or, in the case of the subordinated certificates, based on interest accrued on each subordinated class’ share of the assumed balance), in each case before taking into account any reduction in the interest entitlements due to shortfalls.

If on any distribution date, available funds for a loan group are not sufficient to make a full distribution of the interest entitlement on the related certificates in the order described below under “— Priority of Distributions Among Certificates”, interest will be distributed on each class of related certificates, pro rata, based on their respective entitlements. Any unpaid interest amount will be carried forward and added to the amount holders of each affected class of certificates will be entitled to receive on the next distribution date.

Corridor Contract

Countrywide Home Loans, Inc. has purchased an interest rate corridor contract which will be assigned to the trustee on behalf of a separate supplemental trust fund created under the pooling and servicing agreement.

On or prior to the corridor contract termination date, amounts received by the trustee, on behalf of the supplemental interest trust, in respect of the corridor contract will be available as described in this free writing prospectus to make payments of the yield supplement amount to the Class 1-A-1 Certificates if LIBOR (as calculated for the interest accrual period related to that distribution date) plus the applicable margin exceeds (i) 6.00%, with a ceiling of 9.50%.

Principal Payments

On each distribution date, certificateholders will only receive a distribution of principal on their certificates if there is cash available on that date for the payment of principal according to the principal distribution rules described in this free writing prospectus.

All payments and other amounts in respect of principal of the mortgage loans in a loan group will be allocated between the related Class PO Certificates (if any), on the one hand, and the related senior certificates (other than the notional amount certificates and the related Class PO Certificates (if any)) and the subordinated certificates, on the other hand, in each case based on the applicable PO percentage and the applicable non-PO percentage, respectively, of those amounts. The non-PO percentage with respect to any mortgage loan in a loan group with a net mortgage rate less than the related required coupon will be equal to the net mortgage rate divided by the related required coupon and the PO percentage of that mortgage loan will be equal to 100% minus that non-PO percentage. With respect to a mortgage loan in a loan group with a net mortgage rate equal to or greater than the related required coupon, the non-PO percentage will be 100% and the PO percentage will be 0%. The required coupons for loan group 1, loan group 2, loan group 3 and loan group 4 are 6.00%, 4.75%, 5.50% and 5.75%, respectively. The applicable non-PO percentage of amounts in respect of principal will be allocated to the related senior certificates (other than the notional amount certificates and the related Class PO Certificates (if any)) as set forth below, and any remainder of that non-PO amount is allocated to the subordinated certificates:

•	in the case of scheduled principal collections, the amount allocated to the related senior certificates is based on the ratio of the aggregate class certificate balance of those senior certificates to the non-PO percentage of the principal balance of the mortgage loans in the related loan group; and

•	in the case of principal prepayments, the amount allocated to the related senior certificates is based on a fixed percentage (equal to 100%) until the fifth anniversary of the first distribution date, at which time the percentage will step down as described herein, if the specified conditions are met.

Notwithstanding the foregoing, no decrease in the senior prepayment percentage of any loan group will occur unless certain conditions related to the loss and delinquency performance of the mortgage loans are satisfied with respect to each loan group.

Principal will be distributed on each class of certificates entitled to receive principal payments as described below under “—Amounts Available for Distributions on the Certificates.”

The Notional Amount Certificates do not have class certificate balances and are not entitled to any distributions of principal but will bear interest during each interest accrual period on their respective notional amounts.

Amounts Available for Distributions on the Certificates

The amount available for distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and generally consists of the following (after the fees and expenses described under the next heading are subtracted):

•	all scheduled installments of interest and principal due and received on the mortgage loans in that loan group in the applicable period, together with any advances with respect to them;

•	all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the master servicer’s normal servicing procedures;

•	net proceeds from the liquidation of defaulted mortgage loans in that loan group during the applicable period, by foreclosure or otherwise during the calendar month preceding the month of the distribution date (to the extent the amounts do not exceed the unpaid principal balance of the mortgage loan, plus accrued interest);

•	subsequent recoveries with respect to mortgage loans in that loan group;

•	partial or full prepayments with respect to mortgage loans in that loan group collected during the applicable period, together with interest paid in connection with the prepayment, other than certain excess amounts payable to the master servicer and the compensating interest; and

•	any substitution adjustment amounts or purchase price in respect of a deleted mortgage loan or a mortgage loan in that loan group repurchased by a seller or originator or purchased by the master servicer during the applicable period.

Fees and Expenses

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts:

•	the master servicing fee and additional servicing compensation (as described in this free writing prospectus under “Description of the Certificates —Priority of Distributions Among Certificates”) due to the master servicer;

•	the trustee fee due to the trustee;

•	lender-paid mortgage insurance premiums, if any;

•	the amounts in reimbursement for advances previously made and other amounts as to which the master servicer and the trustee are entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement;

•	all prepayment charges (which are distributable only to the Class P Certificates); and

•	all other amounts for which the depositor, a seller or the master servicer is entitled to be reimbursed.

Any amounts paid from amounts collected with respect to the mortgage loans will reduce the amount that could have been distributed to the certificateholders.

Servicing Compensation

Master Servicing Fee:

The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan. The master servicing fee for the mortgage loans in loan group 1, loan group 2, loan group 3 and loan group 4 will equal one-twelfth of the stated principal balance of each mortgage loan multiplied by the master servicer fee rate. The master servicer fee rate for each mortgage loan will be either 0.200% or 0.250% per annum. As of the cut-off date, the weighted average master servicing fee rate for the loans in loan group 1, loan group 2, loan group 3 and loan group 4 will be approximately 0.226%, 0.205%, 0.209% and 0.202% per annum, respectively. The amount of the master servicing fee is subject to adjustment with respect to certain prepaid mortgage loans.

Additional Servicing Compensation:

The master servicer is also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges (excluding prepayment charges) and all reinvestment income earned on amounts on deposit in certain of the issuing entity’s accounts and excess proceeds with respect to mortgage loans.

Source and Priority of Distributions:

The master servicing fee and the additional servicing compensation described above will be paid to the master servicer from collections on the mortgage loans prior to any distributions on the certificates.

Priority of Distributions

Priority of Distributions Among Certificates

In general, on any distribution date, available funds for each loan group will be distributed in the following order:

•	to interest on each interest-bearing class of senior certificates related to that loan group, pro rata, based on their respective interest distribution amounts;

•	to principal of the classes of senior certificates relating to that loan group then entitled to receive distributions of principal, in the order and subject to the priorities set forth below;

•	to any deferred amounts payable on the Class PO Certificates (if any) related to that loan group, but only from amounts that would otherwise be distributed on that distribution date as principal of the subordinated certificates;

•	to interest on and then principal of each class of subordinated certificates, in the order of their distribution priorities, beginning with the Class M Certificates, in each case subject to the limitations set forth below; and

•	from any remaining available amounts, to the Class A-R Certificates.

Principal

On each distribution date, the non-PO formula principal amount for each loan group will be distributed as described above under “—Priority of Distributions Among Certificates” first as principal of the related classes of senior certificates (other than the notional amount certificates and the related Class PO Certificates (if any)) as specified below, and second as principal of the subordinated certificates, in an amount up to the subordinated principal distribution amount for each loan group.

Senior Certificates(other than the notional amount certificates and the Class PO Certificates):

On each distribution date, the non-PO formula principal amount related to each loan group, in each case up to the amount of the senior principal distribution amount for that loan group, will be distributed as principal of the following classes of related senior certificates, in the following order of priority:

Distributions with Respect to Loan Group 1

(1) to the Class A-R Certificates, until its class certificate balance is reduced to zero;

(2) to the Class 1-A-6 Certificates, the priority amount (which is zero for the first five years and will increase as described under “Description of the Certificates—Principal” in this free writing prospectus), until its class certificate balances is reduced to zero;

(3) concurrently,

(A) 61.8953817519%, in the following order of priority:

i) up to $1,000 on each distribution date to the Class 1-A-1 Certificates, until its Class Certificate Balance is reduced to zero;

ii) up to $405,000 on each distribution date to the Class 1-A-3 Certificates, until its Class Certificate Balance is reduced to zero; and

iii) sequentially, to the Class 1-A-1, Class 1-A-3 and Class 1-A-4 Certificates, in that order,

until their respective class certificate balances are reduced to zero; and

(B) 38.1046182481%, sequentially, to the Class 1-A-5 and Class 1-A-4 Certificates, in that order, until their respective class certificate balances are reduced to zero; and

(4) to the Class 1-A-6 Certificates, without regard to the priority amount, until its class certificate balances is reduced to zero.

Distributions with Respect to Loan Group 2

(1) to the Class 2-A-1 Certificates, until its class certificate balance is reduced to zero.

Distributions with Respect to Loan Group 3

(1) to the Class 3-A-1 Certificates, until its class certificate balance is reduced to zero.

Distributions with Respect to Loan Group 4

(1) sequentially, to the Class 4-A-1 and Class 4-A-2 Certificates, in that order, until their respective class certificate balances are reduced to zero.

Class PO Certificates:

On each distribution date, principal will be distributed to each class of Class PO Certificates in an amount equal to the lesser of (x) the PO formula principal amount for the related loan group for that distribution date and (y) the product of:

•	available funds for the related loan group remaining after distribution of interest on the senior certificates in the same certificate group; and

•	a fraction, the numerator of which is the related PO formula principal amount and the denominator of which is the sum of that PO formula principal amount and the related senior principal distribution amount.

Subordinated Certificates; Applicable Credit Support Percentage Trigger:

On each distribution date and with respect to each loan group, to the extent of available funds available therefor, the non-PO formula principal amount for each loan group, up to the subordinated principal distribution amount for each loan group, will be distributed as principal of the subordinated certificates in order of their distribution priorities, beginning with the Class M Certificates, until their respective class certificate balances are reduced to zero. Each class of subordinated certificates will be entitled to receive its pro rata share of the subordinated principal distribution amount from all loan groups (based on its respective class certificate balance); provided, that if the applicable credit support percentage of a class or classes (other than the class of subordinated certificates then outstanding with the highest distribution priority) is less than the original applicable credit support percentage for that class or classes (referred to as “restricted classes”), the restricted classes will not receive distributions of partial principal prepayments and prepayments in full from any loan group. Instead, the portion of the partial principal prepayments and prepayments in full otherwise distributable to the restricted classes will be allocated to those classes of subordinated certificates that are not restricted classes, pro rata, based upon their respective class certificate balances and distributed in the sequential order described above.

Allocation of Realized Losses

On each distribution date, the amount of any realized losses on the mortgage loans in a loan group will be allocated as follows:

•

the applicable PO percentage of any realized losses on a discount mortgage loan in a loan group will be allocated to the related Class PO Certificates (if any); provided, however, that on or before the related senior credit support depletion date, (i) those realized losses will be treated as Class PO Deferred Amounts and will be paid on the related Class PO Certificates (if any) (to the extent funds are available from amounts otherwise allocable to the subordinated principal distribution amount) before distributions of principal on the subordinated certificates and (ii) the class certificate balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of any payments of Class PO Deferred Amounts; and

•	the applicable non-PO percentage of any realized losses on the mortgage loans in a loan group will be allocated in the following order of priority:

•	first, to the subordinated certificates in the reverse order of their priority of distribution, beginning with the class of subordinated certificates outstanding, with the lowest distribution priority until their respective class certificate balances are reduced to zero; and

•	second, concurrently to the senior certificates (other than the notional amount certificates and the related Class PO Certificates (if any) related to that loan group, pro rata, based upon their respective class certificate balances.

Credit Enhancement

The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular distributions of interest and principal.

Subordination

The senior certificates will have a distribution priority over the classes of subordinated certificates. Among the subordinated certificates offered by this free writing prospectus, the Class M Certificates will have a distribution priority over the Class B Certificates. Within the Class B Certificates, each class of certificates will have a distribution priority over those classes of certificates, if any, with a higher numerical designation.

Subordination is designed to provide the holders of certificates with a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans in a loan group first, to the subordinated certificates, beginning with the class of subordinated certificates then outstanding with the lowest payment priority, and second to the related senior certificates (other than the notional amount certificates) in accordance with the priorities set forth above under “— Allocation of Realized Losses.” Further, the class certificate balance of the class of subordinated certificates with the lowest distribution priority will be reduced by the amount of distributions on the Class PO Certificates in reimbursement for the Class PO deferred amounts as described above under “— Allocation of Losses.”

Additionally, as described above under “— Principal Payments,” unless certain conditions are met, the senior prepayment percentage related to a loan group (which determines the allocation of unscheduled payments of principal between the related senior certificates and the subordinated certificates) will exceed the related senior percentage (which represents such senior certificates’ pro rata percentage interest in the mortgage loans in that loan group) for the first 9 years after the closing date. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates which receive these unscheduled payments of principal while, in the absence of realized losses, increasing the interest in the principal balance of the mortgage pool evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

Cross-Collateralization

If on any distribution date the aggregate class certificate balance of the senior certificates of a senior certificate group, other than the related notional amount certificates and Class PO Certificates (if any), after giving effect to distributions to be made on that distribution date, is greater than the non-PO pool balance for that loan group (any such group, an “undercollateralized group”), all amounts otherwise distributable as principal to the subordinated certificates (or, following the senior credit support depletion date, the amounts described in the following sentence) will be distributed as principal to the senior certificates of that undercollateralized group, other than related notional amount certificates and Class PO Certificates (if any), until the aggregate class certificate balance of the senior certificates, other than related notional amount certificates and Class PO Certificates (if any), of the undercollateralized group equals the non-PO pool balance for that loan group (such distribution, an “undercollateralization distribution”). If the senior certificates, other than the related Class PO Certificates (if any) and related notional amount certificates, of a senior certificate group constitute an undercollateralized group on any distribution date following the senior credit support depletion date, undercollateralization distributions will be made from the excess of the available funds for the other loan group remaining after all required amounts for that distribution date have been distributed to the senior certificates, other than related notional amount certificates and Class PO Certificates (if any), of that senior certificate group.

Accordingly, the subordinated certificates will not receive distributions of principal until each undercollateralized group is no longer undercollateralized.

Additionally, on each distribution date prior to the earlier of the senior credit support depletion date and the third senior termination date, but after the first senior termination date, the Non-PO formula principal amount for the loan group relating to the senior certificate group that has been paid in full, will be distributed to the senior certificates (other than the related Class PO Certificates (if any)) of the other senior certificate groups, so that each remaining senior certificate group receives its pro rata portion thereof. If principal from one loan group is distributed to the classes of senior certificates, other than the related Class PO Certificates (if any), that are not related to that loan group according to this paragraph, the subordinated certificates will not receive that principal as a distribution.

All distributions described in this “Cross-Collateralization” section will be made in accordance with the priorities set forth below under “Distributions on the Certificates — Principal — Senior Principal Distribution Amount” and “— Subordinated Principal Distribution Amount.”

Advances

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the master servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

Repurchase, Substitution and Purchase of Mortgage Loans

The sellers may be required to repurchase, or substitute with a replacement mortgage loan, any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders in that mortgage loan.

Additionally, the master servicer may purchase from the issuing entity any mortgage loan that is delinquent in payment by 151 days or more.

Countrywide Home Loans, Inc. also will be obligated to purchase any mortgage loan with respect to which it has modified the mortgage rate at the request of the borrower.

The purchase price for any mortgage loans repurchased or purchased by a seller or the master servicer will be generally equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the master servicing fee rate).

Optional Termination

The master servicer may purchase all of the remaining assets of the issuing entity and retire all the outstanding classes of certificates on or after the distribution date on which the aggregate stated principal balance of the mortgage loans and any related real estate owned by the issuing entity is less than or equal to 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date.

Tax Status

For federal income tax purposes, the issuing entity will consist of one or more REMICs: one or more underlying REMICs (if any) and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure (or the master REMIC if there are no underlying REMICs) will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The master REMIC will issue the several classes of certificates, which, other than the Class A-R Certificates, will represent the regular interests in the master REMIC. The Class 1-A-1 Certificates will also represent the right to receive yield supplement amounts from a supplemental interest trust. The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying REMICs.

The supplemental interest trust, corridor contract and corridor contract reserve fund will not constitute any part of any REMIC created under the pooling and servicing agreement.

ERISA Considerations

The offered certificates (other than the Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met. The Class 1-A-1 Certificates may not be acquired or held by a person investing assets of any such plans or arrangements before the termination of the corridor contract, unless such acquisition or holding is eligible for the exemptive relief available under one of the class exemptions.

A fiduciary of such plans or arrangements must determine that the purchase of a Certificate is consistent with its fiduciary duties and does not result in a nonexempt prohibited transaction under applicable law.

Legal Investment

The senior certificates and the Class M Certificates will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. None of the other classes of offered certificates will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

Loan Group 1

Mortgage Rates(1)

Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
5.501 - 6.000	88	$32,378,603	21.42%	367,939	5.930	356	733	69.2
6.001 - 6.500	204	72,315,985	47.83	354,490	6.331	358	730	73.9
6.501 - 7.000	164	40,913,379	27.06	249,472	6.771	359	719	70.9
7.001 - 7.500	25	5,576,083	3.69	223,043	7.239	359	717	77.3

Total	481	$151,184,049	100.00%

(1)	As of the cut-off date, the weighted average mortgage rate of the mortgage loans in loan group 1 was approximately 6.398% per annum.

Current Mortgage Loan Principal Balances(1)

Range of Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0.01 - 50,000.00	3	$119,799	0.08%	39,933	6.770	358	750	40.4
50,000.01 - 100,000.00	25	2,108,615	1.39	84,345	6.668	358	709	68.4
100,000.01 - 150,000.00	83	10,531,937	6.97	126,891	6.481	358	717	73.4
150,000.01 - 200,000.00	57	10,170,964	6.73	178,438	6.658	358	727	73.7
200,000.01 - 250,000.00	56	12,462,668	8.24	222,548	6.551	358	734	71.6
250,000.01 - 300,000.00	49	13,579,667	8.98	277,136	6.503	359	723	70.6
300,000.01 - 350,000.00	35	11,481,903	7.59	328,054	6.579	359	714	75.4
350,000.01 - 400,000.00	54	20,420,158	13.51	378,151	6.319	356	711	71.3
400,000.01 - 450,000.00	21	8,908,792	5.89	424,228	6.262	357	727	74.3
450,000.01 - 500,000.00	34	16,201,808	10.72	476,524	6.257	358	722	72.6
500,000.01 - 550,000.00	16	8,361,344	5.53	522,584	6.305	358	741	76.6
550,000.01 - 600,000.00	14	8,105,053	5.36	578,932	6.359	359	740	72.9
600,000.01 - 650,000.00	9	5,758,231	3.81	639,803	6.302	358	744	70.2
650,000.01 - 700,000.00	1	660,000	0.44	660,000	5.875	360	778	69.5
700,000.01 - 750,000.00	7	5,092,138	3.37	727,448	6.228	358	764	71.0
750,000.01 - 1,000,000.00	12	10,445,774	6.91	870,481	6.226	358	731	71.4
1,000,000.01 - 1,500,000.00	4	5,026,898	3.33	1,256,724	6.527	359	736	66.0
1,500,000.01 - 2,000,000.00	1	1,748,299	1.16	1,748,299	6.125	359	757	63.8

Total	481	$151,184,049	100.00%

(1)	As of the cut-off date, the average current mortgage loan principal balance of the mortgage loans in loan group 1 was approximately $314,312.

FICO Credit Scores(1)

Range of FICO Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
601 – 620	3	$835,922	0.55%	278,641	6.218	359	612	65.1
621 – 640	12	2,895,822	1.92	241,319	6.578	359	634	69.2
641 – 660	22	6,464,496	4.28	293,841	6.557	359	651	68.2
661 – 680	55	16,432,375	10.87	298,770	6.382	358	670	70.8
681 – 700	58	15,662,011	10.36	270,035	6.427	357	690	71.8
701 – 720	94	30,314,301	20.05	322,493	6.431	357	711	71.0
721 – 740	66	18,263,477	12.08	276,719	6.461	358	732	77.2
741 – 760	52	20,222,301	13.38	388,890	6.353	358	752	72.6
761 – 780	53	18,158,006	12.01	342,604	6.298	358	772	76.2
781 – 800	52	17,658,912	11.68	339,594	6.358	358	790	68.5
801 – 820	13	3,908,841	2.59	300,680	6.338	358	805	71.2
821 – 840	1	367,584	0.24	367,584	6.000	359	822	80.0

Total	481	$151,184,049	100.00%

(1)	As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the mortgage loans in loan group 1 was approximately 727.

Documentation Program for Mortgage Loans

Type of Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Full/Alternative	233	$70,807,797	46.84%	303,896	6.306	357	721	73.0
Reduced	80	25,378,288	16.79	317,229	6.411	358	730	69.1
Stated Income/Stated Asset	54	19,597,257	12.96	362,912	6.407	359	745	76.3
No Ratio	48	14,637,710	9.68	304,952	6.737	359	718	68.9
Preferred	21	10,752,546	7.11	512,026	6.225	358	755	77.8
No Income/No Asset	44	9,389,733	6.21	213,403	6.718	359	704	64.3
Full-DU(1)	1	620,720	0.41	620,720	6.125	359	781	80.0

Total	481	$151,184,049	100.00%

(1)	Fannie Mae Desktop Underwriter is an automated underwriting system (AUS).

Original Loan-to-Value Ratios(1)(2)

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0.01 - 50.00	38	$7,544,392	4.99%	198,537	6.520	357	731	36.7
50.01 - 55.00	14	5,449,424	3.60	389,245	6.151	357	718	53.2
55.01 - 60.00	23	9,171,588	6.07	398,765	6.206	358	715	57.8
60.01 - 65.00	38	16,525,150	10.93	434,872	6.465	358	720	63.8
65.01 - 70.00	46	18,586,611	12.29	404,057	6.379	358	729	68.7
70.01 - 75.00	40	13,362,498	8.84	334,062	6.349	357	718	73.2
75.01 - 80.00	250	72,562,632	48.00	290,251	6.393	358	732	79.6
80.01 - 85.00	1	278,200	0.18	278,200	6.500	359	714	85.0
85.01 - 90.00	17	4,491,765	2.97	264,221	6.880	359	715	89.9
90.01 - 95.00	14	3,211,788	2.12	229,413	6.455	358	726	94.7

Total	481	$151,184,049	100.00%

(1)	As of the cut-off date, the weighted average original Loan-to-Value Ratio of the mortgage loans in loan group 1 was approximately 72.19%.

(2)	Does not take into account any secondary financing on the mortgage loans in loan group 1 that may exist at the time of origination.

Geographic Distribution of Mortgaged Properties(1)

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Alaska	1	$161,864	0.11%	161,864	6.875	359	685	75.0
Alabama	2	439,612	0.29	219,806	6.625	359	692	79.9
Arkansas	1	275,131	0.18	275,131	5.750	357	775	80.0
Arizona	12	2,982,003	1.97	248,500	6.478	358	728	76.3
California	154	67,869,732	44.89	440,713	6.306	358	731	68.8
Colorado	13	3,695,056	2.44	284,235	6.545	359	753	78.7
Connecticut	6	1,212,918	0.80	202,153	6.871	359	692	72.5
District of Columbia	1	214,950	0.14	214,950	6.250	358	715	68.5
Florida	59	16,985,820	11.24	287,895	6.620	358	725	76.5
Georgia	9	1,064,911	0.70	118,323	6.414	358	726	77.4
Iowa	3	389,056	0.26	129,685	6.301	359	723	71.3
Idaho	1	79,855	0.05	79,855	6.500	358	703	39.0
Illinois	1	347,654	0.23	347,654	6.000	359	651	78.2
Indiana	2	181,503	0.12	90,752	6.923	359	738	79.8
Kansas	1	214,691	0.14	214,691	5.990	354	715	80.0
Kentucky	1	170,000	0.11	170,000	6.500	359	725	72.3
Louisiana	1	404,570	0.27	404,570	6.000	352	698	62.4
Massachusetts	3	1,133,763	0.75	377,921	6.250	358	664	77.2
Maryland	7	2,119,005	1.40	302,715	6.378	357	708	74.0
Maine	3	471,721	0.31	157,240	6.556	355	725	80.0
Michigan	11	1,906,417	1.26	173,311	6.603	359	719	78.9
Minnesota	6	2,688,978	1.78	448,163	6.196	359	743	73.6
Missouri	2	252,279	0.17	126,140	6.000	358	746	78.1
North Carolina	8	1,666,924	1.10	208,365	5.983	355	743	80.0
Nebraska	2	655,387	0.43	327,693	6.330	359	702	80.0
New Hampshire	3	549,681	0.36	183,227	6.410	359	696	72.9
New Jersey	14	5,295,899	3.50	378,278	6.510	358	690	67.5
New Mexico	1	174,581	0.12	174,581	6.750	359	767	70.0
Nevada	18	5,885,809	3.89	326,989	6.474	358	738	76.8
New York	21	6,050,555	4.00	288,122	6.552	359	706	57.9
Ohio	4	568,596	0.38	142,149	6.606	357	705	72.0
Oklahoma	3	1,434,601	0.95	478,200	6.238	357	724	80.9
Oregon	9	2,859,100	1.89	317,678	6.288	357	765	77.1
Pennsylvania	13	2,502,930	1.66	192,533	6.373	356	708	77.7
Rhode Island	1	410,498	0.27	410,498	6.500	356	676	79.9
South Carolina	3	438,634	0.29	146,211	6.838	359	671	76.3
South Dakota	1	139,876	0.09	139,876	6.625	359	701	72.0

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Tennessee	1	123,932	0.08	123,932	6.090	353	669	80.0
Texas	60	11,255,304	7.44	187,588	6.444	358	727	78.7
Utah	1	147,269	0.10	147,269	5.750	355	730	70.0
Virginia	11	3,330,432	2.20	302,767	6.475	359	734	76.3
Washington	6	2,316,589	1.53	386,098	6.446	358	751	76.2
Wisconsin	1	115,962	0.08	115,962	5.990	353	715	80.0

Total	481	$151,184,049	100.00%

(1)	As of the cut-off date, no more than approximately 1.66% of the mortgage loans in loan group 1 were secured by mortgaged properties located in any one postal zip code area.

Purpose of Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Purchase	281	$86,783,096	57.40%	308,837	6.411	358	741	76.5
Refinance (cash-out)	140	45,405,482	30.03	324,325	6.417	357	707	63.7
Refinance (rate/term)	60	18,995,471	12.56	316,591	6.291	358	711	72.7

Total	481	$151,184,049	100.00%

Types of Mortgaged Properties

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Single Family Residence	236	$71,934,258	47.58%	304,806	6.366	358	718	70.1
Planned Unit Development	188	65,096,873	43.06	346,260	6.403	358	740	75.3
Low-Rise Condominium	35	8,656,646	5.73	247,333	6.529	358	725	73.0
2-4 Family Residence	17	4,677,067	3.09	275,122	6.510	359	695	61.7
High-Rise Condominium	3	450,715	0.30	150,238	6.854	359	734	36.9
Townhouse	2	368,490	0.24	184,245	6.496	357	744	80.0

Total	481	$151,184,049	100.00%

Occupancy Types(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Primary Residence	406	$133,971,802	88.62%	329,980	6.368	358	726	72.5
Secondary Residence	26	8,714,905	5.76	335,189	6.488	359	734	76.0
Investment Property	49	8,497,342	5.62	173,415	6.767	359	732	62.9

Total	481	$151,184,049	100.00%

(1)	Based upon representations of the related borrowers at the time of origination.

Remaining Terms to Maturity(1)

Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
360	39	$10,148,137	6.71%	260,209	6.494	360	705	72.4
359	296	91,691,134	60.65	309,767	6.488	359	731	73.2
358	33	11,348,009	7.51	343,879	6.468	358	733	66.7
357	21	8,654,965	5.72	412,141	6.214	357	734	71.6
356	24	9,664,044	6.39	402,668	6.280	356	717	71.2
355	21	6,480,020	4.29	308,572	6.032	355	715	70.2
354	27	7,983,512	5.28	295,686	6.033	354	720	70.3
353	13	2,679,508	1.77	206,116	6.094	353	729	79.9
352	1	404,570	0.27	404,570	6.000	352	698	62.4
348	1	464,808	0.31	464,808	5.875	348	777	80.0
346	1	408,138	0.27	408,138	6.000	346	716	80.0
344	1	106,859	0.07	106,859	5.875	344	707	80.0
343	1	353,549	0.23	353,549	6.000	343	711	80.0
342	1	398,121	0.26	398,121	5.875	342	741	72.7
335	1	398,674	0.26	398,674	5.750	335	706	25.6

Total	481	$151,184,049	100.00%

(1)	As of the cut-off date, the weighted average remaining term to maturity of the mortgage loans in loan group 1 was approximately 358 months.

Interest-Only Periods at Origination

Interest Only Period (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
N/A	298	$85,370,658	56.47%	286,479	6.352	358	718	71.2
60	1	749,816	0.50	749,816	5.875	354	772	52.6
120	172	62,358,825	41.25	362,551	6.466	358	740	73.6
180	10	2,704,750	1.79	270,475	6.421	358	700	75.9

Total	481	$151,184,049	100.00%

Prepayment Charge Periods at Origination

Prepayment Charge Period (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
N/A	393	$117,170,981	77.50%	298,145	6.414	358	729	73.8
12	17	4,358,904	2.88	256,406	6.869	359	694	56.1
24	2	916,178	0.61	458,089	6.370	357	721	80.0
36	66	26,944,923	17.82	408,256	6.279	358	723	66.9
60	3	1,793,063	1.19	597,688	5.963	357	751	79.8

Total	481	$151,184,049	100.00%

Loan Group 2

Mortgage Rates(1)

Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan- to-Value Ratio (%)
4.001 - 4.500	1	$114,814	0.46%	114,814	4.375	147	744	79.5
4.501 - 5.000	3	2,144,722	8.51	714,907	4.852	158	730	49.5
5.001 - 5.500	29	16,061,331	63.70	553,839	5.393	170	724	60.9
5.501 - 6.000	9	6,893,296	27.34	765,922	5.625	172	733	70.3

Total	42	$25,214,162	100.00%

(1)	The lender acquired mortgage insurance mortgage loans in loan group 2 are shown in the preceding table at the mortgage rates inclusive of the interest premium charge by the related lenders. As of the cut-off date, the weighted average mortgage rate of the mortgage loans in loan group 2 (net of such premiums) was approximately 5.405% per annum. Without the adjustment, the weighted average mortgage rate on the mortgage loans in loan group 2 was approximately 5.406% per annum.

Current Mortgage Loan Principal Balances(1)

Range of Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
50,000.01 - 100,000.00	2	$132,698	0.53%	66,349	5.322	160	737	59.8
100,000.01 - 150,000.00	1	114,814	0.46	114,814	4.375	147	744	79.5
150,000.01 - 200,000.00	1	175,968	0.70	175,968	5.250	101	592	87.6
250,000.01 - 300,000.00	1	299,579	1.19	299,579	5.250	147	751	75.0
350,000.01 - 400,000.00	1	398,657	1.58	398,657	4.750	148	756	65.5
400,000.01 - 450,000.00	7	2,957,873	11.73	422,553	5.497	170	714	68.3
450,000.01 - 500,000.00	5	2,311,469	9.17	462,294	5.377	171	705	68.2
500,000.01 - 550,000.00	4	2,108,468	8.36	527,117	5.530	171	756	78.7
550,000.01 - 600,000.00	3	1,757,028	6.97	585,676	5.457	170	744	55.9
600,000.01 - 650,000.00	5	3,094,284	12.27	618,857	5.376	172	722	68.2
700,000.01 - 750,000.00	1	720,666	2.86	720,666	5.625	174	743	54.6
750,000.01 - 1,000,000.00	9	7,826,241	31.04	869,582	5.316	170	708	56.0
1,000,000.01 - 1,500,000.00	1	1,437,119	5.70	1,437,119	5.500	169	788	37.5
1,500,000.01 - 2,000,000.00	1	1,879,300	7.45	1,879,300	5.625	170	765	69.6

Total	42	$25,214,162	100.00%

(1)	As of the cut-off date, the average current mortgage loan principal balance of the mortgage loans in loan group 2 was approximately $600,337.

FICO Credit Scores(1)

Range of FICO Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
581 – 600	1	$175,968	0.70%	175,968	5.250	101	592	87.6
601 – 620	1	756,393	3.00	756,393	5.375	172	615	65.0
621 – 640	1	405,769	1.61	405,769	5.500	171	634	73.0
641 – 660	5	2,714,898	10.77	542,980	5.466	172	651	69.6
661 – 680	1	971,131	3.85	971,131	5.625	172	668	65.4
681 – 700	7	3,226,720	12.80	460,960	5.348	172	696	62.4
701 – 720	3	1,855,773	7.36	618,591	5.087	162	711	43.7
721 – 740	1	773,957	3.07	773,957	5.625	171	737	80.0
741 – 760	10	6,165,714	24.45	616,571	5.304	170	746	58.1
761 – 780	6	4,430,965	17.57	738,494	5.581	168	768	70.9
781 – 800	5	3,266,663	12.96	653,333	5.421	171	790	56.9
801 – 820	1	470,209	1.86	470,209	5.500	164	811	61.0

Total	42	$25,214,162	100.00%

(1)	As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the mortgage loans in loan group 2 was approximately 727.

Documentation Program for Mortgage Loans

Type of Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Full/Alternative	32	$19,035,682	75.50%	594,865	5.388	169	718	63.1
Preferred	5	$3,787,592	15.02	757,518	5.526	169	779	58.9
Reduced	5	$2,390,888	9.48	478,178	5.361	171	721	64.7

Total	42	$25,214,162	100.00%

Original Loan-to-Value Ratios(1)(2)

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0.01 - 50.00	7	$5,248,891	20.82%	749,842	5.254	168	743	33.8
50.01 - 55.00	2	1,173,583	4.65	586,791	5.480	174	710	53.5
55.01 - 60.00	2	1,033,605	4.10	516,802	5.405	173	721	58.9
60.01 - 65.00	4	2,571,719	10.20	642,930	5.463	169	696	63.9
65.01 - 70.00	9	7,260,034	28.79	806,670	5.409	170	737	68.2
70.01 - 75.00	6	2,559,090	10.15	426,515	5.441	166	719	74.4
75.01 - 80.00	11	5,191,272	20.59	471,934	5.497	172	728	79.3
85.01 - 90.00	1	175,968	0.70	175,968	5.250	101	592	87.6

Total	42	$25,214,162	100.00%

(1)	As of the cut-off date, the weighted average original Loan-to-Value Ratio of the mortgage loans in loan group 2 was approximately 62.59%.

(2)	Does not take into account any secondary financing on the mortgage loans in loan group 2 that may exist at the time of origination.

Geographic Distribution of Mortgaged Properties(1)

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Alabama	1	$428,222	1.70%	428,222	5.500	171	658	79.9
Arizona	6	3,283,151	13.02	547,192	5.498	173	750	72.6
California	11	8,355,060	33.14	759,551	5.412	170	742	60.7
Colorado	1	446,794	1.77	446,794	5.250	172	712	41.9
Delaware	2	1,270,492	5.04	635,246	5.455	171	756	45.7
Florida	8	4,479,514	17.77	559,939	5.521	170	732	71.2
Georgia	2	988,212	3.92	494,106	4.706	149	711	29.0
Idaho	1	974,014	3.86	974,014	5.250	173	748	40.6
Kentucky	1	756,393	3.00	756,393	5.375	172	615	65.0
Michigan	2	1,434,409	5.69	717,204	5.504	173	678	69.7
North Carolina	1	398,657	1.58	398,657	4.750	148	756	65.5
Oregon	3	1,319,181	5.23	439,727	5.550	173	734	64.4
South Carolina	1	452,917	1.80	452,917	5.250	173	658	51.7
Texas	1	175,968	0.70	175,968	5.250	101	592	87.6
Washington	1	451,179	1.79	451,179	5.375	173	655	79.9

Total	42	$25,214,162	100.00%

(1)	As of the cut-off date, no more than approximately 7.45% of the mortgage loans in loan group 2 were secured by mortgaged properties located in any one postal zip code area.

Purpose of Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Refinance (rate/term)	13	$9,340,878	37.05%	718,529	5.448	170	731	56.0
Refinance (cash-out)	15	8,478,681	33.63	565,245	5.308	167	713	65.2
Purchase	14	7,394,603	29.33	528,186	5.465	171	740	68.0

Total	42	$25,214,162	100.00%

Types of Mortgaged Properties

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Single Family Residence	23	$15,155,873	60.11%	658,951	5.396	170	722	57.9
Planned Unit Development	10	5,077,891	20.14	507,789	5.428	165	728	65.4
High-Rise Condominium	4	2,594,424	10.29	648,606	5.536	171	735	76.5
Low-Rise Condominium	3	1,443,543	5.73	481,181	5.438	168	763	72.8
2-4 Family Residence	1	872,667	3.46	872,667	5.000	172	742	69.2
Manufactured	1	69,764	0.28	69,764	5.500	175	691	74.8

Total	42	$25,214,162	100.00%

Occupancy Types(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Secondary Residence	20	$12,768,364	50.64%	638,418	5.470	170	737	67.1
Primary Residence	17	9,704,107	38.49	570,830	5.387	168	713	60.5
Investment Property	5	2,741,691	10.87	548,338	5.173	169	734	49.2

Total	42	$25,214,162	100.00%

(1)	Based upon representations of the related borrowers at the time of origination.

Remaining Terms to Maturity(1)

Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
175	7	$3,559,994	14.12%	508,571	5.425	175	737	66.1
174	2	1,256,247	4.98	628,123	5.572	174	731	65.4
173	4	2,511,391	9.96	627,848	5.304	173	724	56.0
172	9	6,471,493	25.67	719,055	5.367	172	707	60.6
171	5	2,696,222	10.69	539,244	5.507	171	691	74.4
170	3	2,909,401	11.54	969,800	5.625	170	740	71.9
169	1	1,437,119	5.70	1,437,119	5.500	169	788	37.5
168	1	435,015	1.73	435,015	5.500	168	763	66.4
164	3	1,468,169	5.82	489,390	5.500	164	763	67.3
162	1	543,762	2.16	543,762	5.500	162	771	75.0
149	1	873,398	3.46	873,398	4.750	149	707	22.4
148	1	398,657	1.58	398,657	4.750	148	756	65.5
147	2	414,392	1.64	207,196	5.008	147	749	76.3
144	1	62,934	0.25	62,934	5.125	144	789	43.2
101	1	175,968	0.70	175,968	5.250	101	592	87.6

Total	42	$25,214,162	100.00%

(1)	As of the cut-off date, the weighted average remaining term to maturity of the mortgage loans in loan group 2 was approximately 169 months.

Interest-Only Periods at Origination

Interest Only Period (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
N/A	42	$25,214,162	100.00%	600,337	5.406	169	727	62.6

Total	42	$25,214,162	100.00%

Prepayment Charge Periods at Origination

Prepayment Charge Period (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
N/A	42	$25,214,162	100.00%	600,337	5.406	169	727	62.6

Total	42	$25,214,162	100.00%

Loan Group 3

Mortgage Rates(1)

Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
5.501 – 6.000	30	$20,046,116	71.30%	668,204	5.860	174	729	68.2
6.001 – 6.500	26	7,398,486	26.31	284,557	6.319	164	721	67.4
6.501 – 7.000	6	672,110	2.39	112,018	6.700	160	668	69.6

Total	62	$28,116,712	100.00%

(1)	The lender acquired mortgage insurance mortgage loans in loan group 3 are shown in the preceding table at the mortgage rates inclusive of the interest premium charge by the related lenders. As of the cut-off date, the weighted average mortgage rate of the mortgage loans in loan group 3 (net of such premiums) was approximately 5.996% per annum. Without the adjustment, the weighted average mortgage rate on the mortgage loans in loan group 2 was approximately 6.001% per annum.

Current Mortgage Loan Principal Balances(1)

Range of Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0.01 – 50,000.00	5	$189,105	0.67%	37,821	6.561	154	697	87.2
50,000.01 – 100,000.00	11	780,014	2.77	70,910	6.473	154	735	71.2
100,000.01 – 150,000.00	5	616,580	2.19	123,316	6.287	144	730	66.6
150,000.01 – 200,000.00	1	179,058	0.64	179,058	5.750	143	696	54.9
250,000.01 – 300,000.00	1	267,356	0.95	267,356	6.250	117	774	75.2
300,000.01 – 350,000.00	2	664,169	2.36	332,084	6.310	160	693	77.4
350,000.01 – 400,000.00	2	722,450	2.57	361,225	6.562	162	611	80.5
400,000.01 – 450,000.00	2	831,445	2.96	415,722	5.937	167	692	80.0
450,000.01 – 500,000.00	8	3,839,791	13.66	479,974	6.030	172	695	69.8
500,000.01 – 550,000.00	5	2,619,075	9.32	523,815	5.873	175	757	67.6
550,000.01 – 600,000.00	1	585,911	2.08	585,911	6.000	178	691	71.5
600,000.01 – 650,000.00	3	1,909,114	6.79	636,371	5.999	173	745	63.7
650,000.01 – 700,000.00	3	2,040,483	7.26	680,161	6.082	174	730	67.3
700,000.01 – 750,000.00	1	724,461	2.58	724,461	5.750	174	795	75.0
750,000.01 – 1,000,000.00	8	7,126,486	25.35	890,811	5.993	174	740	63.6
1,000,000.01 – 1,500,000.00	4	5,021,214	17.86	1,255,303	5.815	176	719	67.7

Total	62	$28,116,712	100.00%

(1)	As of the cut-off date, the average current mortgage loan principal balance of the mortgage loans in loan group 3 was approximately $453,495.

FICO Credit Scores(1)

Range of FICO Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
541 – 560	1	$490,231	1.74%	490,231	6.500	162	557	75.0
561 – 580	1	316,399	1.13	316,399	6.375	159	569	80.0
581 – 600	1	360,572	1.28	360,572	6.625	163	595	70.9
621 – 640	3	905,295	3.22	301,765	6.489	161	629	81.4
641 – 660	2	1,115,272	3.97	557,636	5.778	170	642	67.4
661 – 680	7	2,678,451	9.53	382,636	5.944	170	672	60.8
681 – 700	5	1,281,652	4.56	256,330	5.995	166	688	72.2
701 – 720	5	3,234,083	11.50	646,817	5.953	174	710	65.9
721 – 740	13	6,012,937	21.39	462,534	5.964	172	727	66.4
741 – 760	5	3,219,042	11.45	643,808	5.834	175	750	72.6
761 – 780	10	4,155,689	14.78	415,569	6.081	171	770	63.1
781 – 800	5	2,799,930	9.96	559,986	5.906	175	796	75.1
801 – 820	4	1,547,160	5.50	386,790	6.147	170	805	66.1

Total	62	$28,116,712	100.00%

(1)	As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the mortgage loans in loan group 3 was approximately 725.

Documentation Program for Mortgage Loans

Type of Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Full/Alternative	23	$13,097,870	46.58%	569,473	5.900	175	737	72.5
Reduced	27	12,042,975	42.83	446,036	6.083	170	712	62.4
Preferred	2	1,492,685	5.31	746,343	5.913	172	763	67.4
No Income/No Asset	6	642,040	2.28	107,007	6.518	160	659	69.8
No Ratio	3	573,786	2.04	191,262	6.122	161	682	81.3
Stated Income/Stated Asset	1	267,356	0.95	267,356	6.250	117	774	75.2

Total	62	$28,116,712	100.00%

Original Loan-to-Value Ratios(1)(2)

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0.01 - 50.00	5	$1,584,422	5.64%	316,884	6.145	173	736	36.9
50.01 - 55.00	1	179,058	0.64	179,058	5.750	143	696	54.9
55.01 - 60.00	7	5,236,413	18.62	748,059	6.004	173	729	58.2
60.01 - 65.00	6	4,604,239	16.38	767,373	5.915	175	738	63.7
65.01 - 70.00	5	3,087,700	10.98	617,540	5.902	170	684	68.5
70.01 - 75.00	15	6,253,592	22.24	416,906	6.077	171	726	73.5
75.01 - 80.00	17	6,514,669	23.17	383,216	5.953	170	736	79.2
85.01 - 90.00	4	576,335	2.05	144,084	6.500	159	672	90.0
90.01 - 95.00	2	80,283	0.29	40,142	6.570	152	702	95.0

Total	62	$28,116,712	100.00%

(1)	As of the cut-off date, the weighted average original Loan-to-Value Ratio of the mortgage loans in loan group 3 was approximately 68.03%.

(2)	Does not take into account any secondary financing on the mortgage loans in loan group 3 that may exist at the time of origination.

Geographic Distribution of Mortgaged Properties(1)

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Alabama	3	$842,591	3.00%	280,864	6.152	162	744	77.5
Arkansas	1	802,087	2.85	802,087	5.750	176	734	80.0
Arizona	5	2,567,662	9.13	513,532	5.812	170	749	73.8
California	16	9,295,874	33.06	580,992	6.012	172	721	66.3
Colorado	1	267,356	0.95	267,356	6.250	117	774	75.2
Florida	5	3,385,193	12.04	677,039	6.112	170	698	64.4
Georgia	1	489,554	1.74	489,554	6.000	174	731	64.6
Hawaii	2	1,396,338	4.97	698,169	6.250	176	785	46.7
Illinois	3	1,217,364	4.33	405,788	5.828	169	649	68.4
Indiana	2	90,568	0.32	45,284	6.598	151	809	78.2
Massachusetts	1	316,399	1.13	316,399	6.375	159	569	80.0
Maryland	2	137,124	0.49	68,562	6.375	153	676	77.8
Michigan	4	2,366,188	8.42	591,547	5.830	178	727	66.6
Missouri	1	45,870	0.16	45,870	6.750	156	672	79.4
Nevada	2	736,679	2.62	368,339	6.152	177	768	80.0
Ohio	1	59,859	0.21	59,859	6.375	153	684	72.1
Oregon	1	107,024	0.38	107,024	6.250	113	731	70.0
Pennsylvania	1	77,882	0.28	77,882	6.500	156	736	90.0
Texas	8	3,277,197	11.66	409,650	5.969	174	740	69.8
Virginia	1	520,680	1.85	520,680	5.750	173	747	72.7
Wyoming	1	117,222	0.42	117,222	6.500	153	753	90.0

Total	62	$28,116,712	100.00%

(1)	As of the cut-off date, no more than approximately 5.90% of the mortgage loans in loan group 3 were secured by mortgaged properties located in any one postal zip code area.

Purpose of Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Purchase	24	$10,054,576	35.76%	418,941	6.010	172	751	72.3
Refinance (cash-out)	20	9,346,299	33.24	467,315	6.047	172	719	61.5
Refinance (rate/term)	18	8,715,836	31.00	484,213	5.940	170	703	70.2

Total	62	$28,116,712	100.00%

Types of Mortgaged Properties

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Single Family Residence	35	$15,182,411	54.00%	433,783	6.013	171	721	68.0
Planned Unit Development	14	8,664,829	30.82	618,916	6.002	173	733	69.9
Low-Rise Condominium	6	3,024,126	10.76	504,021	5.889	172	713	60.0
High-Rise Condominium	2	868,450	3.09	434,225	5.950	168	770	73.6
2-4 Family Residence	5	376,897	1.34	75,379	6.487	154	738	77.3

Total	62	$28,116,712	100.00%

Occupancy Types(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Primary Residence	44	$23,688,154	84.25%	538,367	5.954	172	726	67.8
Investment Property	14	2,520,068	8.96	180,005	6.468	159	691	67.6
Secondary Residence	4	1,908,490	6.79	477,123	5.968	172	767	71.7

Total	62	$28,116,712	100.00%

(1)	Based upon representations of the related borrowers at the time of origination.

Remaining Terms to Maturity(1)

Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
179	5	$4,268,025	15.18%	853,605	5.943	179	748	61.6
178	2	2,015,877	7.17	1,007,939	5.911	178	712	63.3
177	4	2,531,354	9.00	632,839	5.925	177	767	72.0
176	2	1,272,407	4.53	636,203	5.796	176	725	71.9
175	5	3,767,463	13.40	753,493	5.854	175	759	73.3
174	3	1,747,392	6.21	582,464	5.820	174	742	59.9
173	3	1,840,994	6.55	613,665	5.969	173	754	62.8
172	1	972,005	3.46	972,005	6.000	172	772	64.5
171	4	2,904,134	10.33	726,034	5.890	171	664	70.3
170	1	669,120	2.38	669,120	6.250	170	707	63.0
169	1	472,529	1.68	472,529	5.750	169	727	80.0
163	2	773,797	2.75	386,899	6.291	163	641	75.8
162	5	1,488,409	5.29	297,682	6.524	162	623	76.5
161	1	872,485	3.10	872,485	6.375	161	723	55.3
160	2	391,368	1.39	195,684	6.264	160	791	75.5
159	2	372,161	1.32	186,080	6.469	159	600	79.3
158	1	50,719	0.18	50,719	6.375	158	659	38.2
156	2	123,753	0.44	61,876	6.593	156	712	86.1
154	3	299,975	1.07	99,992	6.435	154	751	61.8
153	5	375,701	1.34	75,140	6.491	153	719	82.6
150	1	35,557	0.13	35,557	6.500	150	729	95.0
145	1	52,216	0.19	52,216	6.500	145	737	80.0
144	1	146,803	0.52	146,803	5.875	144	676	58.6
143	2	278,735	0.99	139,368	5.795	143	706	63.9
142	1	19,353	0.07	19,353	6.500	142	774	90.0
117	1	267,356	0.95	267,356	6.250	117	774	75.2
113	1	107,024	0.38	107,024	6.250	113	731	70.0

Total	62	$28,116,712	100.00%

(1)	As of the cut-off date, the weighted average remaining term to maturity of the mortgage loans in loan group 3 was approximately 171 months.

Interest-Only Periods at Origination

Interest Only Period (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
N/A	62	$28,116,712	100.00%	453,495	6.001	171	725	68.0

Total	62	$28,116,712	100.00%

Prepayment Charge Periods at Origination

Prepayment Charge Period (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
N/A	62	$28,116,712	100.00%	453,495	6.001	171	725	68.0

Total	62	$28,116,712	100.00%

Loan Group 4

Mortgage Rates(1)

Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 4	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
5.501 – 6.000	42	$18,668,242	36.70%	444,482	5.874	234	724	67.4
6.001 – 6.500	59	27,565,705	54.20	467,215	6.305	236	714	70.7
6.501 – 7.000	9	3,724,755	7.32	413,862	6.712	236	691	74.9
7.001 – 7.500	1	135,847	0.27	135,847	7.500	236	689	74.0
7.501 – 8.000	2	312,680	0.61	156,340	7.944	235	668	74.4
8.501 – 9.000	1	455,226	0.90	455,226	9.000	236	743	89.8

Total	114	$50,862,454	100.00%

(1)	As of the cut-off date, the weighted average mortgage rate of the mortgage loans in loan group 4 was approximately 6.214% per annum.

Current Mortgage Loan Principal Balances(1)

Range of Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 4	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
50,000.01 - 100,000.00	7	$533,669	1.05%	76,238	6.208	227	701	52.8
100,000.01 - 150,000.00	8	1,013,449	1.99	126,681	6.537	233	653	75.5
150,000.01 - 200,000.00	7	1,168,513	2.30	166,930	6.359	234	687	67.0
200,000.01 - 250,000.00	1	206,998	0.41	206,998	6.625	233	727	54.6
250,000.01 - 300,000.00	1	294,370	0.58	294,370	6.500	231	685	77.9
300,000.01 - 350,000.00	1	335,644	0.66	335,644	6.225	234	646	71.6
350,000.01 - 400,000.00	3	1,158,658	2.28	386,219	6.294	234	738	73.3
400,000.01 - 450,000.00	19	8,263,960	16.25	434,945	6.195	236	697	73.2
450,000.01 - 500,000.00	21	10,046,826	19.75	478,420	6.336	237	703	71.5
500,000.01 - 550,000.00	17	8,851,324	17.40	520,666	6.144	236	735	69.4
550,000.01 - 600,000.00	12	6,959,856	13.68	579,988	6.221	235	716	71.8
600,000.01 - 650,000.00	4	2,533,898	4.98	633,474	5.907	235	750	70.2
650,000.01 - 700,000.00	7	4,791,226	9.42	684,461	6.142	231	749	60.5
700,000.01 - 750,000.00	1	720,000	1.42	720,000	6.375	240	668	80.0
750,000.01 - 1,000,000.00	5	3,984,064	7.83	796,813	6.151	236	721	68.4

Total	114	$50,862,454	100.00%

(1)	As of the cut-off date, the average current mortgage loan principal balance of the mortgage loans in loan group 4 was approximately $446,162.

FICO Credit Scores(1)

Range of FICO Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 4	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
601 – 620	2	$567,080	1.11%	283,540	5.863	230	619	82.2
621 – 640	11	3,934,064	7.73	357,642	6.303	237	627	70.8
641 – 660	9	3,743,890	7.36	415,988	6.110	235	651	67.3
661 – 680	13	4,429,917	8.71	340,763	6.443	236	671	76.0
681 – 700	16	7,519,478	14.78	469,967	6.232	236	693	73.0
701 – 720	17	7,651,806	15.04	450,106	6.217	236	711	70.1
721 – 740	11	4,247,379	8.35	386,125	6.146	234	731	66.7
741 – 760	13	7,494,414	14.73	576,493	6.176	236	748	67.4
761 – 780	12	6,288,357	12.36	524,030	6.113	236	774	65.4
781 – 800	9	4,472,334	8.79	496,926	6.255	229	792	72.4
801 – 820	1	513,736	1.01	513,736	6.375	239	808	79.2

Total	114	$50,862,454	100.00%

(1)	As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the mortgage loans in loan group 4 was approximately 716.

Documentation Program for Mortgage Loans

Type of Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 4	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Full/Alternative	51	$23,637,442	46.47%	463,479	6.185	235	704	72.4
Preferred	31	17,502,819	34.41	564,607	6.097	236	744	66.0
Reduced	24	8,218,453	16.16	342,436	6.519	235	694	72.7
Stated Income/Stated Asset	3	876,414	1.72	292,138	6.293	235	710	64.9
No Ratio	3	447,079	0.88	149,026	6.627	232	699	72.9
No Income/No Asset	2	180,248	0.35	90,124	6.103	231	669	48.0

Total	114	$50,862,454	100.00%

Original Loan-to-Value Ratios(1)(2)

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 4	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0.01 - 50.00	9	$3,234,334	6.36%	359,370	5.950	236	712	38.4
50.01 - 55.00	5	2,281,979	4.49	456,396	6.235	235	735	53.7
55.01 - 60.00	9	4,582,060	9.01	509,118	6.074	236	739	57.7
60.01 - 65.00	8	4,081,602	8.02	510,200	6.289	236	712	63.4
65.01 - 70.00	17	7,246,703	14.25	426,277	6.115	235	725	67.8
70.01 - 75.00	17	6,251,404	12.29	367,730	6.228	231	705	72.6
75.01 - 80.00	45	21,687,399	42.64	481,942	6.237	236	714	79.0
85.01 - 90.00	4	1,496,975	2.94	374,244	7.056	236	673	89.9

Total	114	$50,862,454	100.00%

(1)	As of the cut-off date, the weighted average original Loan-to-Value Ratio of the mortgage loans in loan group 4 was approximately 70.04%.

(2)	Does not take into account any secondary financing on the mortgage loans in loan group 4 that may exist at the time of origination.

Geographic Distribution of Mortgaged Properties(1)

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 4	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Alabama	1	$696,007	1.37%	696,007	6.125	238	770	66.7
Arizona	3	1,773,084	3.49	591,028	6.311	234	745	69.2
California	39	19,972,121	39.27	512,106	6.274	235	737	67.9
Colorado	1	54,135	0.11	54,135	5.875	233	696	38.1
Connecticut	1	475,961	0.94	475,961	6.750	236	723	80.0
District of Columbia	1	498,934	0.98	498,934	6.125	239	626	73.5
Florida	15	5,019,259	9.87	334,617	6.220	233	696	71.6
Georgia	3	1,152,562	2.27	384,187	6.004	237	739	78.4
Hawaii	1	720,000	1.42	720,000	6.375	240	668	80.0
Iowa	1	139,170	0.27	139,170	7.875	237	670	79.9
Idaho	2	777,958	1.53	388,979	6.350	238	741	72.7
Illinois	1	157,871	0.31	157,871	6.750	238	703	70.5
Indiana	2	894,015	1.76	447,008	6.258	236	640	83.2
Massachusetts	4	1,793,000	3.53	448,250	6.264	236	668	56.5
Maryland	1	438,854	0.86	438,854	5.750	230	620	80.0
Maine	1	442,083	0.87	442,083	6.375	239	682	79.9
Michigan	1	379,450	0.75	379,450	6.000	234	779	74.8
Minnesota	2	572,754	1.13	286,377	5.843	233	641	78.2
Missouri	1	553,354	1.09	553,354	6.000	229	732	80.0
North Carolina	3	1,713,778	3.37	571,259	6.176	238	725	52.1
New Hampshire	1	98,212	0.19	98,212	5.875	232	623	33.3
Nevada	5	2,636,008	5.18	527,202	6.041	236	712	76.5
New York	2	1,119,884	2.20	559,942	6.303	238	726	78.4
Ohio	3	315,448	0.62	105,149	6.313	231	662	76.5
Oklahoma	2	1,196,134	2.35	598,067	6.295	237	679	79.0
Oregon	4	1,346,636	2.65	336,659	6.199	234	726	76.0
Pennsylvania	1	518,858	1.02	518,858	5.875	239	730	78.8
Rhode Island	1	180,500	0.35	180,500	5.875	238	718	67.2
South Carolina	2	1,184,236	2.33	592,118	6.051	238	706	56.8
Tennessee	2	982,712	1.93	491,356	6.185	237	722	68.5
Texas	4	1,742,376	3.43	435,594	5.997	236	675	74.2
Washington	1	790,957	1.56	790,957	6.250	237	699	80.0

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 4	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Wisconsin	1	84,084	0.17	84,084	6.125	235	726	28.3
Wyoming	1	442,059	0.87	442,059	5.625	234	684	56.1

Total	114	$50,862,454	100.00%

(1)	As of the cut-off date, no more than approximately 2.38% of the mortgage loans in loan group 4 were secured by mortgaged properties located in any one postal zip code area.

Purpose of Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 4	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Refinance (cash-out)	75	$31,782,758	62.49%	423,770	6.225	235	711	69.3
Refinance (rate/term)	31	14,799,237	29.10	477,395	6.241	236	727	71.0
Purchase	8	4,280,459	8.42	535,057	6.039	235	714	72.2

Total	114	$50,862,454	100.00%

Types of Mortgaged Properties

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 4	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Single Family Residence	79	$33,728,259	66.31%	426,940	6.204	235	708	68.5
Planned Unit Development	27	14,358,185	28.23	531,785	6.168	236	724	72.2
Low-Rise Condominium	5	1,885,965	3.71	377,193	6.892	236	782	81.3
High-Rise Condominium	1	639,561	1.26	639,561	5.625	233	757	73.5
2-4 Family Residence	2	250,485	0.49	125,242	6.611	238	724	66.6

Total	114	$50,862,454	100.00%

Occupancy Types(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 4	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Primary Residence	101	$46,231,407	90.89%	457,737	6.214	235	714	70.7
Secondary Residence	7	3,313,748	6.52	473,393	6.039	235	735	60.9
Investment Property	6	1,317,299	2.59	219,550	6.653	236	741	68.1

Total	114	$50,862,454	100.00%

(1)	Based upon representations of the related borrowers at the time of origination.

Remaining Terms to Maturity(1)

Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 4	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
240	6	$3,422,960	6.73%	570,493	6.351	240	691	72.7
239	9	4,517,766	8.88	501,974	6.112	239	717	78.6
238	17	8,411,037	16.54	494,767	6.242	238	730	68.5
237	14	7,186,465	14.13	513,319	6.310	237	713	67.8
236	18	8,589,224	16.89	477,179	6.437	236	725	72.4
235	11	5,064,963	9.96	460,451	6.068	235	722	66.4
234	13	4,617,365	9.08	355,182	6.095	234	678	63.3
233	4	1,772,279	3.48	443,070	5.995	233	721	61.2
232	3	675,606	1.33	225,202	6.297	232	689	61.0
231	6	1,368,604	2.69	228,101	6.140	231	699	77.8
230	6	3,063,648	6.02	510,608	5.940	230	735	75.6
229	3	1,205,903	2.37	401,968	5.966	229	698	72.4
226	1	65,972	0.13	65,972	6.500	226	672	80.0
225	1	153,564	0.30	153,564	5.875	225	728	66.3
191	1	690,481	1.36	690,481	6.250	191	794	71.2
185	1	56,616	0.11	56,616	6.375	185	708	75.0

Total	114	$50,862,454	100.00%

(1)	As of the cut-off date, the weighted average remaining term to maturity of the mortgage loans in loan group 4 was approximately 235 months.

Interest-Only Periods at Origination

Interest Only Period (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 4	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
N/A	114	$50,862,454	100.00%	446,162	6.214	235	716	70.0

Total	114	$50,862,454	100.00%

Prepayment Charge Periods at Origination

Prepayment Charge Period (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 4	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
N/A	101	$47,112,912	92.63%	466,464	6.219	235	718	70.3
12	3	383,900	0.75	127,967	6.002	235	681	59.0
36	10	3,365,643	6.62	336,564	6.164	233	698	67.5

Total	114	$50,862,454	100.00%

Description of the Certificates

General

The certificates will be issued pursuant to the pooling and servicing agreement. We summarize below the material terms and provisions pursuant to which the certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the pooling and servicing agreement after the issuing entity issues the certificates.

The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of CWALT, Inc., Countrywide Home Loans, Inc. (or any other seller), Countrywide Home Loans Servicing LP or any of their affiliates.

The Mortgage Pass-Through Certificates, Series 2006-J3 will consist of the Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class 1-A-6, Class 2-A-1, Class 3-A-1, Class 4-A-1, Class 4-A-2, Class 1-X, Class 2-X, Class 3-X, Class 4-X, Class PO-1, Class PO-2, Class PO-4, Class A-R, Class M, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class P Certificates. Only the classes of certificates listed on the cover page hereof are offered by this free writing prospectus.

When describing the certificates in this free writing prospectus, we use the following terms:

Designation	Classes of Certificates
Group 1 Senior Certificates	Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class 1-A-6, Class 1-X, Class PO-1 and Class A-R Certificates

Group 2 Senior Certificates	Class 2-A-1, Class 2-X and Class PO-2 Certificates

Group 3 Senior Certificates	Class 3-A-1 and Class 3-X Certificates

Group 4 Senior Certificates	Class 4-A-1, Class 4-A-2 , Class 4-X and Class PO-4 Certificates

Senior Certificate Group	Each of the Group 1 Senior Certificates, Group 2 Senior Certificates, Group 3 Senior Certificates and Group 4 Senior Certificates

Senior Certificates	Group 1 Senior Certificates, Group 2 Senior Certificates, Group 3 Senior Certificates and Group 4 Senior Certificates

Subordinated Certificates	Class M and Class B Certificates

LIBOR Certificates	Class 1-A-1 and Class 1-A-2 Certificates

Class X Certificates	Class 1-X, Class 2-X, Class 3-X and Class 4-X Certificates

Class PO Certificates	Class PO-1, Class PO-2, and Class PO-4 Certificates

Class B Certificates	Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates

Designation	Classes of Certificates
Notional Amount Certificates	Class 1-A-2 and Class X Certificates

Offered Certificates	Senior Certificates, Class M, Class B-1 and Class B-2 Certificates

The certificates are generally referred to as the following types:

Class	Type
Class 1-A-1	Senior/Floating Pass-Through Rate

Class 1-A-2	Senior/Inverse Floating Pass-Through Rate/Notional Amount/Interest Only

Class 1-A-3	Senior/Fixed Pass-Through Rate

Class 1-A-4	Senior/Fixed Pass-Through Rate

Class 1-A-5	Senior/Fixed Pass-Through Rate

Class 1-A-6	Senior/NAS/Fixed Pass-Through Rate

Class 2-A-1	Senior/Fixed Pass-Through Rate

Class 3-A-1	Senior/Fixed Pass-Through Rate

Class 4-A-1	Senior/Fixed Pass-Through Rate

Class 4-A-2	Senior/Fixed Pass-Through Rate

Class 1-X	Senior/Notional Amount/Interest Only/Variable Pass-Through Rate

Class 2-X	Senior/Notional Amount/Interest Only/Variable Pass-Through Rate

Class 3-X	Senior/Notional Amount/Interest Only/Variable Pass-Through Rate

Class 4-X	Senior/Notional Amount/Interest Only/Variable Pass-Through Rate

Class PO-1	Senior/Principal Only

Class PO-2	Senior/Principal Only

Class PO-4	Senior/Principal Only

Class A-R	Senior/Residual

Subordinated Certificates	Subordinate/Variable Pass-Through Rate

Class P	Prepayment Charges

The Class B-3, Class B-4, Class B-5 and Class P Certificates are not being offered by this free writing prospectus. Any information presented in this free writing prospectus with respect to the Class B-3, Class B-4, Class B-5 and Class P Certificates is provided only to permit a better understanding of the offered certificates. The initial Class Certificate Balances and initial notional amounts are set forth in the table under “Description of the Certificates” beginning on page 7 of this free writing prospectus.

The senior certificates will have an initial aggregate class certificate balance of approximately $246,436,422, and will evidence in the aggregate an initial beneficial ownership interest of approximately 96.50% in the issuing entity. The subordinated certificates will each evidence the initial beneficial ownership interest in the issuing entity set forth below:

Class of Subordinated Certificates	Initial Beneficial Ownership Interest
Class M	1.75%
Class B-1	0.60%
Class B-2	0.40%
Class B-3	0.30%
Class B-4	0.25%
Class B-5	0.20%

Calculation of Class Certificate Balance

The “Class Certificate Balance” of any class of certificates (other than the notional amount certificates) as of any Distribution Date is the initial Class Certificate Balance of the class reduced by the sum of:

•	all amounts previously distributed to holders of certificates of the class as payments of principal,

•	the amount of Realized Losses allocated to the class, and

•	in the case of any class of subordinated certificates, any amounts allocated to the class in reduction of its Class Certificate Balance in respect of payments of Class PO Deferred Amounts, as described under “— Allocation of Losses,”

The Class Certificate Balance of each class of certificates to which Realized Losses have been allocated will be increased sequentially in the order of distribution priority (from highest to lowest) by the amount of Subsequent Recoveries on the mortgage loans in a loan group distributed as principal to any related class of certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Class Certificate Balance of that class of certificates. See “The Agreements – Realization Upon Defaulted Loans” in the prospectus.

In addition, the Class Certificate Balance of the class of subordinated certificates then outstanding with the highest numerical class designation will be reduced if and to the extent that the aggregate of the Class Certificate Balances of all classes of certificates, following all distributions and the allocation of all Realized Losses on any Distribution Date, exceeds the aggregate Stated Principal Balance of the mortgage loans as of the Due Date occurring in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period).

Notional Amount Certificates

The Class 1-A-2, Class 1-X, Class 2-X, Class 3-X and Class 4-X Certificates are notional amount certificates.

The notional amount of the Class 1-A-2 Certificates for any Distribution Date will be equal to the Class Certificate Balance of the Class 1-A-1 Certificates immediately prior to such Distribution Date.

The notional amount of the Class 1-X Certificates for any Distribution Date will be equal to the aggregate Stated Principal Balance of the Non-Discount mortgage loans in loan group 1 as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to that preceding Due Date).

The notional amount of the Class 2-X Certificates for any Distribution Date will be equal to the aggregate Stated Principal Balance of the Non-Discount mortgage loans in loan group 2 as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to that preceding Due Date).

The notional amount of the Class 3-X Certificates for any Distribution Date will be equal to the aggregate Stated Principal Balance of the Non-Discount mortgage loans in loan group 3 as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to that preceding Due Date).

The notional amount of the Class 4-X Certificates for any Distribution Date will be equal to the aggregate Stated Principal Balance of the Non-Discount mortgage loans in loan group 4 as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to that preceding Due Date).

Book-Entry Certificates; Denominations

The offered certificates, other than the Class A-R Certificates, will be issued as book-entry certificates. The Class A-R Certificates will be issued as two certificates in a fully registered certificated form in an aggregate denomination of $100. Each class of book-entry certificates will be issued as one or more certificates that, in the aggregate, will equal the aggregate initial Class Certificate Balance of each class of certificates and which will be held by a depository, initially a nominee of The Depository Trust Company. Beneficial interests in the book-entry certificates will be held indirectly by investors through the book-entry facilities of the depository as described in this free writing prospectus. Investors may hold the beneficial interests in the book-entry certificates (other than the Class 1-A-4 and Class 4-A-2 Certificates) in minimum denominations representing an original principal amount or notional amount of $25,000 and in integral multiples of $1,000 in excess thereof. Investors may hold the beneficial interests in the Class 1-A-4 and Class 4-A-2 Certificates in minimum denominations representing an original principal amount of $1,000 and in integral multiples of $1,000 in excess thereof. One investor of each class of book-entry certificates may hold a beneficial interest therein that is not an integral multiple of $1,000. The depositor has been informed by the depository that its nominee will be CEDE & Co. (“CEDE”). Accordingly, CEDE is expected to be the holder of record of the book-entry certificates. Except as described in the prospectus under “Description of the Securities — Book-Entry Registration of Securities,” no beneficial owner acquiring a book-entry certificate will be entitled to receive a physical certificate representing the certificate.

Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the book-entry certificates will be CEDE, as nominee of the depository. Beneficial owners of the book-entry certificates will not be certificateholders, as that term is used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through financial intermediaries and the depository. Monthly and annual reports on the issuing entity provided to CEDE, as nominee of the depository, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose depository accounts the book-entry certificates of the beneficial owners are credited.

For a description of the procedures generally applicable to the book-entry certificates, see “Description of the Securities — Book-Entry Registration of Securities” in the prospectus.

Although The Depository Trust Company has agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of The Depository Trust Company, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Determination of LIBOR

The LIBOR Certificates will bear interest during their initial interest accrual period at the applicable initial pass-through rates set forth in the table under “— Interest” below, and during each interest accrual period thereafter at the applicable rate determined as described in the table under “— Interest” below.

LIBOR applicable to an interest accrual period for the LIBOR Certificates will be determined on the second business day prior to the commencement of that interest accrual period (a “LIBOR Determination Date”). On each LIBOR Determination Date, the trustee, as Calculation Agent, will establish LIBOR for the related interest accrual period on the basis of the rate for one-month deposits in U.S. dollars quoted on the Bloomberg Terminal for that LIBOR Determination Date.

If on any LIBOR Determination Date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period shall be calculated in accordance with the method described in the prospectus under “Description of the Securities — Indices Applicable to Floating Rate and Inverse Floating Rate Classes — LIBOR.”

If on the initial LIBOR Determination Date, the calculation agent is required but unable to determine LIBOR in the manner provided in this free writing prospectus, LIBOR for the next interest accrual period will be 4.95%.

Payments on Mortgage Loans; Accounts

Certificate Account. On or before the closing date, the master servicer will establish an account (the “Certificate Account”), which will be maintained in trust for the benefit of the certificateholders. The Certificate Account will be established by the master servicer initially at Countrywide Bank, N.A., which is an affiliate of the depositor, the sellers and the master servicer. The master servicer will deposit or cause to be deposited in the Certificate Account, within two business days after receipt (or, on a daily basis, if the long-term credit rating of Countrywide Home Loans has been reduced below the rating specified in the pooling and servicing agreement) the following payments and collections remitted by subservicers or received by it in respect of mortgage loans subsequent to the cut-off date (other than in respect of principal and interest due on the mortgage loans on or before the cut-off date) and the following amounts required to be deposited under the pooling and servicing agreement:

•	all payments on account of principal on the mortgage loans, including principal prepayments;

•	all payments on account of interest on the mortgage loans, net of the related master servicing fee (as adjusted by Compensating Interest payments) and any lender paid mortgage insurance premiums;

•	all payments on account of prepayment charges on the mortgage loans;

•	all insurance proceeds, Subsequent Recoveries and liquidation proceeds, other than proceeds to be applied to the restoration or repair of a mortgaged property or released to the mortgagor in accordance with the master servicer’s normal servicing procedures;

•	any amount required to be deposited by the master servicer pursuant to the pooling and servicing agreement in connection with any losses on permitted investments for which it is responsible;

•	any amounts received by the master servicer with respect to primary mortgage insurance and in respect of net monthly rental income from REO Property;

•	all substitution adjustment amounts; and

•	all advances made by the master servicer.

Prior to their deposit into the Certificate Account, payments and collections on the mortgage loans will be commingled with payments and collections on other mortgage loans and other funds of the master servicer. For a discussion of the risks that arise from the commingling of payments and collections, see “Risk Factors — Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Securities” in the prospectus.

The master servicer may from time to time make withdrawals from the Certificate Account for the following purposes:

•	to pay to the master servicer the master servicing fee and the additional servicing compensation (to the extent not previously retained by the master servicer);

•	to reimburse each of the master servicer and the trustee for unreimbursed Advances made by it, which right of reimbursement pursuant to this subclause being limited to amounts received on the mortgage loan(s) in respect of which any such Advance was made;

•	to reimburse each of the master servicer and the trustee for any nonrecoverable advance previously made by it (and prior to the reimbursement, the master servicer will deliver to the trustee an officer’s certificate indicating the amount of the nonrecoverable Advance and identifying the related mortgage loan(s), and their respective portions of the nonrecoverable advance);

•	to reimburse the master servicer for insured expenses from the related insurance proceeds;

•	to reimburse the master servicer for (a) any unreimbursed customary, reasonable and necessary “out of pocket” costs and expenses incurred in the performance by the master servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a mortgaged property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) maintaining any required insurance policies (collectively, “Servicing Advances”), which right of reimbursement pursuant to this clause is limited to amounts received representing late recoveries of the payments of these costs and expenses (or liquidation proceeds or Subsequent Recoveries, purchase proceeds or repurchase proceeds with respect thereto);

•	to pay to the purchaser, with respect to each mortgage loan or property acquired in respect thereof that it has purchased as required under the pooling and servicing agreement, all amounts received on such mortgage loan after the date of such purchase;

•	to reimburse the sellers and the master servicer for expenses incurred by any of them and reimbursable pursuant to the pooling and servicing agreement;

•	to withdraw any amount deposited in the Certificate Account and not required to be deposited in the Certificate Account;

•	to withdraw an amount equal to the sum of (a) the related Available Funds, (b) any prepayment charges received and (c) the trustee fee for such Distribution Date and remit such amount to the trustee for deposit in the Distribution Account; and

•	to clear and terminate the Certificate Account upon termination of the pooling and servicing agreement.

The master servicer is required to maintain separate accounting, on a mortgage loan by mortgage loan basis, for the purpose of justifying any withdrawal from the Certificate Account described in the first six bullet points above.

Distribution Account. On or before the business day immediately preceding each Distribution Date, the master servicer will withdraw from the Certificate Account the amount of Available Funds for each loan group, the prepayment charges collected and the trustee fee and will deposit those amounts in an account established and maintained with the trustee on behalf of the certificateholders (the “Distribution Account”). The trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

•	the aggregate amount remitted by the master servicer to the trustee; and

•	any amount required to be deposited by the master servicer in connection with any losses on investment of funds in the Distribution Account.

The trustee will withdraw funds from the Distribution Account for distribution to the certificateholders as described below under “— Priority of Distributions Among Certificates” and may from time to time make withdrawals from the Distribution Account:

•	to pay the trustee fee to the trustee;

•	to pay to the master servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account;

•	to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the master servicer through delivery of a written notice to the trustee describing the amounts deposited in error); and

•	to clear and terminate the Distribution Account upon the termination of the pooling and servicing agreement.

There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

Prior to each Determination Date, the master servicer is required to provide the trustee a report containing the data and information concerning the mortgage loans that is required by the trustee to prepare the monthly statement to certificateholders for the related Distribution Date. The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the master servicer in that report and will be permitted to conclusively rely on any information provided to it by the master servicer.

Investments of Amounts Held in Accounts

The Certificate Account and the Distribution Account. All funds in the Certificate Account and the Distribution Account will be invested in permitted investments at the direction, and for the benefit and risk, of the master servicer. All income and gain net of any losses realized from the investment will be for the benefit of the master servicer as additional servicing compensation and will be remitted to it monthly as described herein.

The amount of any losses incurred in the Certificate Account or the Distribution Account in respect of the investments will be deposited by the master servicer in the Certificate Account or paid to the trustee for deposit into the Distribution Account out of the master servicer’s own funds immediately as realized. The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account or the Distribution Account and made in accordance with the pooling and servicing agreement.

The Corridor Contract Reserve Fund. Funds in the Corridor Contract Reserve Fund in the supplemental interest trust may be invested in permitted investments at the direction of Countrywide Securities Corporation. If the trustee of the supplemental interest trust does not receive written directions regarding investment, it will invest all funds in the Corridor Contract Reserve Fund in respect of amounts received under each Corridor Contract in the Bank of New York cash reserves. Any net investment earnings will be retained in the Corridor Contract Reserve Fund until withdrawn upon the earlier of the reduction of the aggregate Class Certificate Balance of the Class 1-A-1 Certificates to zero and the termination of the pooling and servicing agreement. Any losses incurred in the Corridor Contract Reserve Fund in respect of the investment will be charged against amounts on deposit in the Corridor Contract Reserve Fund (or the investments) immediately as realized. The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Corridor Contract Reserve Fund and made in accordance with the pooling and servicing agreement.

Fees and Expenses

The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency

Fees

Master Servicing Fee / Master Servicer	The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan. The master servicing fee for the mortgage loans in each loan group will equal one-twelfth of the Stated Principal Balance of each mortgage loan in that loan group multiplied by the Master Servicer Fee Rate (3). As of the cut-off date, the weighted average master servicing fee rate for the loans in loan group 1, loan group 2, loan group 3 and loan group 4 will be approximately 0.226%, 0.205%, 0.209% and 0.202% per annum, respectively.	Compensation	Amounts on deposit in the Certificate Account representing payments of interest and application of liquidation proceeds with respect to that mortgage loan	Monthly

	• All late payment fees, assumption fees and other similar charges (excluding prepayment charges)	Compensation	Payments made by obligors with respect to the mortgage loans	Time to time

	• All investment income earned on amounts on deposit in the Certificate Account and Distribution Account.	Compensation	Investment income related to the Certificate Account and the Distribution Account	Monthly

	• Excess Proceeds (4)	Compensation	Liquidation proceeds and Subsequent Recoveries	Time to time

Trustee Fee (the “Trustee Fee”) / Trustee	One-twelfth of the Trustee Fee Rate multiplied by the aggregate Stated Principal Balance of the outstanding mortgage loans. (5)	Compensation	Amounts on deposit in the Certificate Account or the Distribution Account	Monthly

Expenses

Insured expenses / Master Servicer	Expenses incurred by the master servicer	Reimbursement of Expenses	To the extent the expenses are covered by an insurance policy with respect to the mortgage loan	Time to time

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency

Servicing Advances / Master Servicer	To the extent of funds available, the amount of any Servicing Advances.	Reimbursement of Expenses	With respect to each mortgage loan, late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that mortgage loan (6)	Time to time

Indemnification expenses / the sellers, the master servicer and the depositor	Amounts for which the sellers, the master servicer and depositor are entitled to indemnification (7)	Indemnification	Amounts on deposit on the Certificate Account	Monthly

(1)	If the trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and expenses of the master servicer described in this free writing prospectus. Any increase in the fees and expenses described in this free writing prospectus would require an amendment to the pooling and servicing agreement. See “The Agreements— Amendment” in the prospectus.

(2)	Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the master servicer in the case of amounts owed to the master servicer) prior to distributions on the certificates.

(3)	The Master Servicer Fee Rate for each mortgage loan will be either 0.200% or 0.250% per annum. The amount of the monthly servicing fee is subject to adjustment with respect to mortgage loans that are prepaid in full.

(4)	“Excess Proceeds” with respect to a liquidated mortgage loan means the amount, if any, by which the sum of any net liquidation proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the mortgage loan plus (ii) accrued interest on the mortgage loan at the mortgage rate during each Due Period as to which interest was not paid or advanced on the mortgage loan.

(5)	The “trustee fee rate” is equal to 0.009% per annum.

(6)	Reimbursement of Servicing Advances for a mortgage loan is limited to the late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that mortgage loan.

(7)	Each of the sellers, the master servicer, and the depositor are entitled to indemnification of certain expenses.

Distributions

Distributions on the certificates will be made by the trustee on the 25th day of each month or, if that day is not a business day, on the first business day thereafter, commencing in May 2006 (each, a “Distribution Date”), to the persons in whose names the certificates are registered at the close of business on the Record Date. The “Record Date” for any Distribution Date will be the last business day of the calendar month immediately prior to the month in which that Distribution Date occurs.

Distributions on each Distribution Date will be made by check mailed to the address of the person entitled to it as it appears on the applicable certificate register or, in the case of a certificateholder who holds 100% of a class of certificates or who holds certificates with an aggregate initial certificate balance of $1,000,000 or more or who holds a notional amount certificate and who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of the certificates at the corporate trust office of the trustee.

Priority of Distributions Among Certificates

As more fully described in this free writing prospectus, distributions on the group 1 senior certificates, the group 2 senior certificates, the group 3 senior certificates and the group 4 senior certificates will be made on each Distribution Date primarily from Available Funds of the related loan group, and, in certain circumstances, from any Available Funds from the other loan groups remaining after distributions to the senior certificates related to such other loan groups. Distributions on the subordinated certificates will be based on any remaining Available Funds for all of the loan groups for such Distribution Date, in each case after giving effect to distributions on all classes of senior certificates as described in the preceding sentence and payments in respect of Class PO Deferred Amounts. These distributions will be made in the following order of priority:

•	to interest on each interest-bearing class of senior certificates relating to each loan group, pro rata, based on their respective interest distribution amounts;

•	to principal of the classes of senior certificates relating to each loan group then entitled to receive distributions of principal, in the order and subject to the priorities set forth under “Description of the Certificates — Principal,” in this free writing prospectus, in each case in an aggregate amount up to the maximum amount of principal to be distributed on the classes and/or on the Distribution Date;

•	to any Class PO Deferred Amounts with respect to applicable Class PO Certificates, but only from amounts that would otherwise be distributed on the Distribution Date as principal of the subordinated certificates;

•	to interest on and then principal of each class of subordinated certificates, in the order of their numerical class designations, beginning with the Class M Certificates, in each case subject to the limitations set forth under “Description of the Certificates — Interest” and “— Principal” in this free writing prospectus; and

•	any remaining available amounts, to the Class A-R Certificates.

“Available Funds” for a loan group for any Distribution Date will be equal to the sum of:

•	all scheduled installments of interest (net of the related Expense Fees and premiums in respect of lender paid primary mortgage insurance on a mortgage loan) and principal due on the mortgage loans in that loan group on the Due Date in the month in which the Distribution Date occurs and received before the related Determination Date, together with any advances with respect to them;

•	all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the master servicer’s normal servicing procedures and all other cash amounts received and retained in connection with (a) the liquidation of defaulted mortgage loans in that loan group, by foreclosure or otherwise during the calendar month preceding the month of the Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any) and (b) any Subsequent Recoveries with respect to mortgage loans in that loan group;

•	all partial or full prepayments with respect to mortgage loans in that loan group received during the related Prepayment Period together with interest paid in connection with the prepayment, other than certain excess amounts and the Compensating Interest; and

•	amounts received with respect to the Distribution Date as the Substitution Adjustment Amount or purchase price in respect of a deleted mortgage loan or a mortgage loan in that loan group repurchased by a seller or the master servicer as of the Distribution Date, reduced by amounts in reimbursement for advances previously made and other amounts as to which the master servicer is entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement.

Interest

Pass-Though Rates. The classes of offered certificates will have the respective pass-through rates set forth on the cover page hereof or as described below.

LIBOR Certificates.

Each class of LIBOR Certificates will bear interest during its initial interest accrual period at the Initial Pass-Through Rate set forth below, and will bear interest during each interest accrual period thereafter, subject to the applicable Maximum and Minimum Pass-Through Rates, at the per annum rate determined by reference to LIBOR as described below:

Class	Initial Pass-Through Rate	Maximum/Minimum Pass-Through Rate	Formula for Calculation of Class Pass-Through Rate
Class 1-A-1	5.35%	6.00% /0.40%	LIBOR + 0.40%
Class 1-A-2	0.65%	5.60% / 0.00%	5.60% - LIBOR

Class X Certificates

The pass-through rate for the Class 1-X Certificates for the Interest Accrual Period for any Distribution Date will be equal to the excess of (a) the weighted average of the net mortgage rates of the Non-Discount mortgage loans in loan group 1, weighted on the basis of the Stated Principal Balance thereof as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date), over (b) 6.00%. The pass-through rate for the Class 1-X Certificates for the Interest Accrual Period for the first Distribution Date is expected to be approximately 0.35885% per annum.

The pass-through rate for the Class 2-X Certificates for the Interest Accrual Period for any Distribution Date will be equal to the excess of (a) the weighted average of the net mortgage rates of the Non-Discount mortgage loans in loan group 2, weighted on the basis of the Stated Principal Balance thereof as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date), over (b) 4.75%. The pass-through rate for the Class 2-X Certificates for the Interest Accrual Period for the first Distribution Date is expected to be approximately 0.48187% per annum.

The pass-through rate for the Class 3-X Certificates for the Interest Accrual Period for any Distribution Date will be equal to the excess of (a) the weighted average of the net mortgage rates of the Non-Discount mortgage loans in loan group 3, weighted on the basis of the Stated Principal Balance thereof as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date), over (b) 5.50%. The pass-through rate for the Class 3-X Certificates for the Interest Accrual Period for the first Distribution Date is expected to be approximately 0.27817% per annum.

The pass-through rate for the Class 4-X Certificates for the Interest Accrual Period for any Distribution Date will be equal to the excess of (a) the weighted average of the net mortgage rates of the Non-Discount mortgage loans in loan group 4, weighted on the basis of the Stated Principal Balance thereof as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date), over (b) 5.75%. The pass-through rate for the Class 4-X Certificates for the Interest Accrual Period for the first Distribution Date is expected to be approximately 0.39622% per annum.

Subordinated Certificates

The pass-through rate for each class of subordinated certificates for the Interest Accrual Period related to any Distribution Date will be a per annum rate equal to the sum of:

•	6.00% multiplied by the excess of the loan group 1 principal balance as of the Due Date in the month preceding the calendar month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date) over the aggregate of the Class Certificate Balances of the group 1 senior certificates immediately prior to that Distribution Date,

•	4.75% multiplied by the excess of the loan group 2 principal balance as of the Due Date in the month preceding the calendar month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date) over the aggregate of the Class Certificate Balances of the group 2 senior certificates immediately prior to that Distribution Date,

•	5.50% multiplied by the excess of the loan group 3 principal balance as of the Due Date in the month preceding the calendar month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date) over the aggregate of the Class Certificate Balances of the group 3 senior certificates immediately prior to that Distribution Date, and

•	5.75% multiplied by the excess of the loan group 4 principal balance as of the Due Date in the month preceding the calendar month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date) over the aggregate of the Class Certificate Balances of the group 4 senior certificates immediately prior to that Distribution Date, divided by the aggregate of the Class Certificate Balances of the subordinated certificates immediately prior to that Distribution Date. The pass-through rate for each class of subordinated certificates for the first Interest Accrual Period will be approximately 5.77173% per annum.

The Class PO Certificates are principal only certificates and will not bear interest.

Interest Entitlement. With respect to each Distribution Date for all of the interest- bearing certificates (other than the LIBOR Certificates), the interest accrual period will be the calendar month preceding the month of the Distribution Date. The interest accrual period for the LIBOR Certificates will be the one-month period commencing on the 25th day of the month before the month in which that Distribution Date occurs and ending on the 24th day of the month in which the Distribution Date occurs. Each interest accrual period will be deemed to consist of 30 days. Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

On each Distribution Date, to the extent of funds available therefor, each interest-bearing class of certificates will be entitled to receive an amount allocable to interest for the related interest accrual period. This “Interest Distribution Amount” for any class will be equal to the sum of:

•	interest at the applicable pass-through rate on the related Class Certificate Balance or notional amount, as the case may be, immediately prior to that Distribution Date; and

•	the sum of the amounts, if any, by which the amount described in the immediately preceding bullet point on each prior Distribution Date exceeded the amount actually distributed as interest on the prior Distribution Dates and not subsequently distributed (which are called unpaid interest amounts).

For each Distribution Date, on or prior to the Corridor Contract Termination Date, on which LIBOR exceeds 5.60%, in addition to the interest distribution amount described above, the Class 1-A-1 Certificates will also be entitled to receive the Yield Supplement Amount from payments allocated to the trustee with respect to the Corridor Contract. See “—The Corridor Contracts” in this free writing prospectus.

Allocation of Net Interest Shortfalls

The interest entitlement described above for each class of certificates for any Distribution Date will be reduced by the amount of Net Interest Shortfalls experienced by (a) the related loan group, with respect to the senior certificates (other than the related Class PO Certificates (if any)) and (b) each of the loan groups, with respect to the subordinated certificates. With respect to any Distribution Date and loan group, the “Net Interest Shortfall” is equal to the sum of:

•	any net prepayment interest shortfalls for that loan group and Distribution Date, and

•	the amount of interest that would otherwise have been received with respect to any mortgage loan in that loan group that was the subject of a Relief Act Reduction or a Debt Service Reduction.

With respect to any Distribution Date, a “net prepayment interest shortfall” for each loan group is the amount by which the aggregate of prepayment interest shortfalls experienced by the mortgage loans in that loan group exceeds the sum of (x) the Compensating Interest for that loan group and Distribution Date and (y) the excess, if any, of the Compensating Interest for each other loan group over the prepayment interest shortfalls for that loan group.

A “prepayment interest shortfall” is the amount by which interest paid by a borrower in connection with a prepayment of principal on a mortgage loan during the portion of the related Prepayment Period occurring in the calendar month preceding the month of the Distribution Date is less than one month’s interest at the related mortgage rate less the related Master Servicing Fee Rate on the Stated Principal Balance of the mortgage loan.

A “Relief Act Reduction” is a reduction in the amount of the monthly interest payment on a mortgage loan pursuant to the Servicemembers Civil Relief Act or similar state laws. See “Certain Legal Aspects of the Loans — Servicemembers Civil Relief Act” in the prospectus.

A “Debt Service Reduction” is the modification of the terms of a mortgage loan in the course of a borrower’s bankruptcy proceeding, allowing for the reduction of the amount of the monthly payment on the related mortgage loan.

Net Interest Shortfalls for a loan group on any Distribution Date will be allocated pro rata among all interest-bearing classes of the related senior and subordinated certificates on such Distribution Date, based on the amount of interest each such class of certificates would otherwise be entitled to receive (or, in the case of the subordinated certificates, be deemed to be entitled to receive based on each subordinated class’ share of the Assumed Balance, as described more fully below) on such Distribution Date, in each case before taking into account any reduction in such amounts from such Net Interest Shortfalls.

For purposes of allocating Net Interest Shortfalls for a loan group to the subordinated certificates on any Distribution Date, the amount of interest each class of subordinated certificates would otherwise be deemed to be entitled to receive from Available Funds for that loan group on the Distribution Date will be equal to an amount of interest at the pass-through rate on a balance equal to that class’ pro rata share (based on their respective Class Certificate Balances) of the Assumed Balance for that Distribution Date. The “Assumed Balance” for a Distribution Date and loan group is equal to the Subordinated Percentage for that Distribution Date relating to that loan group of the aggregate of the applicable Non-PO Percentage of the Stated Principal Balance of each mortgage loan in such loan group as of the Due Date occurring in the month prior to the month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to such Due Date); provided, however, on any Distribution

Date after the Senior Termination Date, Net Interest Shortfalls will be allocated to the subordinated certificates based on the amount of interest each such class of certificates would otherwise be entitled to receive on that Distribution Date.

Each class’ pro rata share of the Net Interest Shortfalls will be based on the amount of interest the class otherwise would have been entitled to receive on the Distribution Date.

If on a particular Distribution Date, Available Funds for a loan group in the Certificate Account applied in the order described above under “— Priority of Distributions Among Certificates” are not sufficient to make a full distribution of the interest entitlement on the certificates related to that loan group, interest will be distributed on each class of certificates of equal priority based on the amount of interest it would otherwise have been entitled to receive in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount holders of each class of certificates will be entitled to receive on the next Distribution Date. A shortfall could occur, for example, if losses realized on the mortgage loans in a loan group were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

The Corridor Contract

Countrywide Home Loans has entered into an interest rate corridor transaction. Beginning with the Distribution Date in May 2006 through the Distribution Date in February 2026 (the “Corridor Contract Termination Date”), the Class 1-A-1 Certificates will have the benefit of that interest rate corridor contract (the “Corridor Contract”) with Bear Stearns Financial Products Inc. (“Bear Stearns” or the “Corridor Contract Counterparty”). The Corridor Contract will be an asset of a separate trust (the “supplemental interest trust”) created under the pooling and servicing agreement for the benefit of the Class 1-A-1 Certificates.

Pursuant to the Corridor Contract, the terms of an ISDA Master Agreement were incorporated into the confirmation, as if such an ISDA Master Agreement had been executed by Countrywide Home Loans and the Corridor Contract Counterparty on the date that the Corridor Contract was executed. The Corridor Contract is also subject to certain ISDA definitions, as published by the International Swaps and Derivatives Association, Inc. On the closing date, Countrywide Home Loans will assign its rights under the Corridor Contract to The Bank of New York, as supplemental interest trustee (in such capacity, the “supplemental interest trustee”).

With respect to the Corridor Contract and any Distribution Date on or prior to the Corridor Contract Termination Date, the amount payable by the Corridor Contract Counterparty under the Corridor Contract will equal the product of:

(i) the excess (if any) of (x) the lesser of (A) One-Month LIBOR (as determined by the Corridor Contract Counterparty) and (B) 9.10% over (y) 5.60% for such Distribution Date,

(ii) the Corridor Contract Notional Balance for such Distribution Date, and (iii) one-twelfth.

On or prior to the Corridor Contract Termination Date, amounts (if any) received under the Corridor Contract by the supplemental interest trustee will be used to pay the Yield Supplement Amount as described below under “—The Corridor Contract Reserve Fund.” Amounts received on the Corridor Contract in excess of the amount necessary to pay the Yield Supplement Amount on any Distribution Date will remain in the Corridor Contract Reserve Fund and may be used to pay the Yield Supplement

Amounts on future Distribution Dates. Such amounts will not be available to make distributions on any class of Certificates other than the Class 1-A-1 Certificates.

The notional balance of the Corridor Contract is based on the mortgage loans having a constant prepayment rate equal to 11% per annum of the then outstanding principal balance of the applicable mortgage loans.

The “Corridor Contract Notional Balance” is as described in the following table:

Month of Distribution Date	Corridor Contract Notional Balance ($)
May 2006	20,000,000.00
June 2006	19,464,796.56
July 2006	18,938,859.53
August 2006	18,422,159.84
September 2006	17,914,607.40
October 2006	17,416,112.99
November 2006	16,926,588.28
December 2006	16,445,945.78
January 2007	15,974,098.86
February 2007	15,510,961.72
March 2007	15,056,449.40
April 2007	14,610,477.78
May 2007	14,172,963.53
June 2007	13,743,824.16
July 2007	13,322,977.95
August 2007	12,910,344.02
September 2007	12,505,842.22
October 2007	12,109,393.22
November 2007	11,720,918.46
December 2007	11,340,340.12
January 2008	10,967,581.15
February 2008	10,602,565.26
March 2008	10,245,216.88
April 2008	9,895,461.20
May 2008	9,553,224.11
June 2008	9,218,432.25
July 2008	8,891,012.95
August 2008	8,570,894.26
September 2008	8,258,004.92
October 2008	7,952,274.37
November 2008	7,653,632.75
December 2008	7,362,010.85
January 2009	7,077,340.15
February 2009	6,799,552.81
March 2009	6,528,581.62
April 2009	6,264,360.05
May 2009	6,006,822.20
June 2009	5,755,902.83
July 2009	5,511,537.32
August 2009	5,273,661.68
September 2009	5,042,212.54
October 2009	4,817,127.17
November 2009	4,598,343.42
December 2009	4,385,799.76
January 2010	4,179,435.27
February 2010	3,979,189.59
March 2010	3,785,002.99
April 2010	3,596,816.30
May 2010	3,414,570.91
June 2010	3,238,208.81
July 2010	3,067,672.53
August 2010	2,902,905.19
September 2010	2,743,850.44
October 2010	2,590,452.49
November 2010	2,442,656.08
December 2010	2,300,051.43
January 2011	2,162,945.03
February 2011	2,031,283.14
March 2011	1,905,012.59
April 2011	1,784,080.71
May 2011	1,668,435.33
June 2011	1,596,415.27
July 2011	1,529,459.77
August 2011	1,467,518.46
September 2011	1,410,541.46
October 2011	1,358,479.39
November 2011	1,311,283.34
December 2011	1,268,904.90
January 2012	1,231,296.10
February 2012	1,198,409.47
March 2012	1,170,197.98
April 2012	1,146,615.09
May 2012	1,127,614.68
June 2012	1,125,506.69
July 2012	1,124,506.69
August 2012	1,123,506.69
September 2012	1,122,506.69
October 2012	1,121,506.69
November 2012	1,120,506.69
December 2012	1,119,506.69
January 2013	1,118,506.69
February 2013	1,117,506.69
March 2013	1,116,506.69
April 2013	1,115,506.69
May 2013	1,114,506.69
June 2013	1,113,506.69
July 2013	1,112,506.69
August 2013	1,111,506.69
September 2013	1,110,506.69
October 2013	1,109,506.69
November 2013	1,108,506.69
December 2013	1,107,506.69
January 2014	1,106,506.69
February 2014	1,105,506.69
March 2014	1,104,506.69
April 2014	1,103,506.69
May 2014	1,102,506.69
June 2014	1,101,506.69
July 2014	1,100,506.69
August 2014	1,099,506.69
September 2014	1,098,506.69
October 2014	1,097,506.69
November 2014	1,096,506.69
December 2014	1,095,506.69
January 2015	1,094,506.69
February 2015	1,093,506.69
March 2015	1,092,506.69
April 2015	1,091,506.69
May 2015	1,090,506.69
June 2015	1,089,506.69
July 2015	1,088,506.69
August 2015	1,087,506.69
September 2015	1,086,506.69
October 2015	1,085,506.69
November 2015	1,084,506.69
December 2015	1,083,506.69
January 2016	1,082,506.69
February 2016	1,081,506.69
March 2016	1,080,506.69
April 2016	1,079,506.69
May 2016	1,078,506.69
June 2016	1,077,506.69
July 2016	1,076,506.69
August 2016	1,075,506.69
September 2016	1,074,506.69
October 2016	1,073,506.69
November 2016	1,072,506.69
December 2016	1,071,506.69
January 2017	1,070,506.69
February 2017	1,069,506.69
March 2017	1,068,506.69
April 2017	1,067,506.69
May 2017	1,066,506.69
June 2017	1,065,506.69
July 2017	1,064,506.69
August 2017	1,063,506.69
September 2017	1,062,506.69
October 2017	1,061,506.69
November 2017	1,060,506.69
December 2017	1,059,506.69
January 2018	1,058,506.69

Month of Distribution Date	Corridor Contract Notional Balance ($)
February 2018	1,057,506.69
March 2018	1,056,506.69
April 2018	1,055,506.69
May 2018	1,054,506.69
June 2018	1,053,506.69
July 2018	1,052,506.69
August 2018	1,051,506.69
September 2018	1,050,506.69
October 2018	1,049,506.69
November 2018	1,048,506.69
December 2018	1,047,506.69
January 2019	1,046,506.69
February 2019	1,045,506.69
March 2019	1,044,506.69
April 2019	1,043,506.69
May 2019	1,042,506.69
June 2019	1,041,506.69
July 2019	1,040,506.69
August 2019	1,039,506.69
September 2019	1,038,506.69
October 2019	1,037,506.69
November 2019	1,036,506.69
December 2019	1,035,506.69
January 2020	1,034,506.69
February 2020	1,033,506.69
March 2020	1,032,506.69
April 2020	1,031,506.69
May 2020	1,030,506.69
June 2020	1,029,506.69
July 2020	1,028,506.69
August 2020	1,027,506.69
September 2020	1,026,506.69
October 2020	1,025,506.69
November 2020	1,024,506.69
December 2020	1,023,506.69
January 2021	1,022,506.69
February 2021	1,021,506.69
March 2021	1,020,506.69
April 2021	1,019,506.69
May 2021	1,018,506.69
June 2021	1,017,506.69
July 2021	1,016,506.69
August 2021	1,015,506.69
September 2021	1,014,506.69
October 2021	1,013,506.69
November 2021	1,012,506.69
December 2021	1,011,506.69
January 2022	1,010,506.69
February 2022	1,009,506.69
March 2022	1,008,506.69
April 2022	1,007,506.69
May 2022	1,006,506.69
June 2022	1,005,506.69
July 2022	1,004,506.69
August 2022	1,003,506.69
September 2022	1,002,506.69
October 2022	1,001,506.69
November 2022	1,000,506.69
December 2022	999,506.69
January 2023	998,506.69
February 2023	997,506.69
March 2023	996,506.69
April 2023	995,506.69
May 2023	994,506.69
June 2023	993,506.69
July 2023	992,506.69
August 2023	991,506.69
September 2023	990,506.69
October 2023	989,506.69
November 2023	988,506.69
December 2023	987,506.69
January 2024	986,506.69
February 2024	985,506.69
March 2024	984,506.69
April 2024	983,506.69
May 2024	982,506.69
June 2024	981,506.69
July 2024	980,506.69
August 2024	979,506.69
September 2024	978,506.69
October 2024	977,506.69
November 2024	976,506.69
December 2024	946,948.87
January 2025	877,895.87
February 2025	809,613.58
March 2025	742,094.09
April 2025	675,329.57
May 2025	609,312.29
June 2025	544,034.57
July 2025	479,488.82
August 2025	415,667.52
September 2025	352,563.24
October 2025	290,168.59
November 2025	228,476.28
December 2025	167,479.09
January 2026	107,169.87
February 2026	47,541.54
March 2026 and thereafter	0.00

The Corridor Contract is scheduled to remain in effect up to and including the Corridor Contract Termination Date. The Corridor Contract will be subject to early termination only in limited circumstances. Such circumstances generally include certain insolvency or bankruptcy events in relation to the Corridor Contract Counterparty or the supplemental interest trust, the failure by the Corridor Contract Counterparty (within three business days after notice of such failure is received by the Corridor Contract Counterparty) to make a payment due under the Corridor Contract, failure by the Corridor Contract Counterparty (within 30 days after notice of such failure is received) to perform any other agreement made by it under such Corridor Contract and the Corridor Contract becoming illegal or subject to certain kinds of taxation.

It also will be a termination event under the Corridor Contract if the Corridor Contract Counterparty has failed to deliver any information, report, certification or accountants’ consent when and as required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1115(b)(1) or (b)(2) of the Asset Backed Securities Regulation, 17 C.F.R. §§229.1100-229.1123 (“Regulation AB”) with respect to certain reporting obligations of the depositor with respect to the issuing entity, which continues unremedied for the time period provided in the Corridor Contract, and the Corridor Contract Counterparty fails to transfer the Corridor Contract, at its sole cost and expense, in whole, but not in part, to a counterparty that, (i) has agreed to deliver any information, report, certification or accountants’ consent when and as required under the Exchange Act and Regulation AB with respect to certain reporting obligations of the depositor and the issuing entity, (ii) satisfies any rating requirement set forth in the Corridor Contract, and (iii) is approved by the depositor (which approval shall not be unreasonably withheld and which approval is not needed if such assignment is to a subsidiary of The Bear Stearns Companies, Inc., provided the depositor is given notice) and any rating agency, if applicable.

If the Corridor Contract is terminated early, the Corridor Contract Counterparty may owe a termination payment, payable in a lump sum. Any termination payment received from the Corridor Contract Counterparty will be deposited by the supplemental interest trustee in the Corridor Contract Reserve Fund and applied on future Distribution Dates to pay any Yield Supplement Amount on the Class 1-A-1 Certificates, until the Corridor Contract Termination Date. However, if a termination occurs, there can be no assurance that a termination payment will be paid to the supplemental interest trustee.

The pooling and servicing agreement does not provide for the substitution of a replacement corridor contract in the event of a termination of an existing Corridor Contract or in any other circumstance.

The significance percentage for the Corridor Contract is less than 10%. The “significance percentage” for the Corridor Contract is the percentage that the significance estimate of the Corridor Contract represents of the Class Certificate Balance of the Class 1-A-1 Certificates. The “significance estimate” of the Corridor Contract is determined based on a reasonable good-faith estimate of the maximum probable exposure of the Corridor Contract, made in substantially the same manner as that used in Countrywide Home Loans’ internal risk management process in respect of similar instruments.

The Corridor Contract Counterparty is a Delaware corporation and is a bankruptcy remote derivatives product company based in New York, New York that has been established as a wholly owned subsidiary of The Bear Stearns Companies, Inc. The Corridor Contract Counterparty engages in a wide array of over-the-counter interest rate, currency, and equity derivatives, typically with counterparties who require a highly rated derivative provider. The Corridor Contract Counterparty has a ratings classification of “AAA” from Standard & Poor’s and “Aaa” from Moody’s Investors Service.

The offered certificates do not represent an obligation of the Corridor Contract Counterparty or the supplemental interest trustee. The holders of the offered certificates are not parties to or beneficiaries under any Corridor Contract and will not have any right to proceed directly against the Corridor Contract Counterparty in respect of its obligations under any Corridor Contract.

The Corridor Contract will be filed with the Securities and Exchange Commission as an Exhibit to a Current Report on Form 8-K after the closing date.

The Corridor Contract Reserve Fund

The pooling and servicing agreement will require the trustee to establish an account (the “Corridor Contract Reserve Fund”), which will be held in trust in the supplemental interest trust by the supplemental interest trustee, on behalf of the holders of the Class 1-A-1 Certificates. On the closing date, the depositor will cause $1,000 to be deposited in the Corridor Contract Reserve Fund. The Corridor Contract Reserve Fund will not be an asset of any REMIC or the issuing entity.

On each Distribution Date, the supplemental interest trustee will deposit in the Corridor Contract Reserve Fund any amounts received in respect of the Corridor Contract for the related interest accrual period. On each Distribution Date, such amounts received in respect of the Corridor Contract will be distributed to the Class 1-A-1 Certificates to the extent necessary to pay the current Yield Supplement Amount and any Yield Supplement Amount remaining unpaid from prior Distribution Dates. Any remaining amounts will remain on deposit in the Corridor Contract Reserve Fund. On the Distribution Date immediately following the earlier of (i) the Corridor Contract Termination Date and (ii) the date on which the Class Certificate Balance of the Class 1-A-1 Certificates has been reduced to zero, all amounts remaining in the Corridor Contract Reserve Fund will be distributed to Countrywide Home Loans.

For any Distribution Date, on or prior to the Corridor Contract Termination Date, on which LIBOR exceeds 5.60%, the “Yield Supplement Amount” will be an amount equal to interest for the related interest accrual period on the Class Certificate Balance of the Class 1-A-1 Certificates immediately prior to such Distribution Date at a rate equal to the excess of (i) the lesser of LIBOR and 9.10% over (ii) 5.60%.

Principal

General. All payments and other amounts received in respect of principal of the mortgage loans in a loan group will be allocated as described under “—Priorities of Distributions Among Certificates” between the related Class PO Certificates (if any), on the one hand, and the related senior certificates (other than the related Class PO Certificates (if any) and the related notional amount certificates) and the subordinated certificates, on the other hand, in each case based on the applicable PO Percentage and the applicable Non-PO Percentage, respectively, of those amounts.

The Non-PO Percentage with respect to any mortgage loan in any loan group with a net mortgage rate less than the percentage indicated below (each a “Discount mortgage loan”) will be determined as follows:

Discount Mortgage Loans in Loan Group	Net Mortgage Rate for Mortgage Loan	Non-PO Percentage of Discount Mortgage Loan
1	Less than 6.00%	Net mortgage rate divided by 6.00%
2	Less than 4.75%	Net mortgage rate divided by 4.75%
3	Less than 5.50%	Net mortgage rate divided by 5.50%
4	Less than 5.75%	Net mortgage rate divided by 5.75%

The Non-PO Percentage with respect to any mortgage loan in any loan group with a net mortgage rate equal to or greater than the percentage indicated below (each a “Non-Discount mortgage loan”) will be 100%.

Non-Discount Mortgage Loans in Loan Group	Net Mortgage Rate for Mortgage Loan
1	Greater than or equal to 6.00%
2	Greater than or equal to 4.75%
3	Greater than or equal to 5.50%
4	Greater than or equal to 5.75%

The PO Percentage with respect to any Discount mortgage loan in any loan group will be equal to the amount described below:

Discount Mortgage Loans in Loan Group	PO Percentage of Discount Mortgage Loan
1	(6.00% — net mortgage rate) divided by 6.00%
2	(4.75% — net mortgage rate) divided by 4.75%
3	(5.50% — net mortgage rate) divided by 5.50%
4	(5.75% — net mortgage rate) divided by 5.75%

The PO Percentage with respect to any Non-Discount mortgage loan in any loan group will be 0%.

Non-PO Formula Principal Amount. On each Distribution Date, the Non-PO Formula Principal Amount for each loan group will be distributed as principal with respect to the related classes of senior certificates (other than the related Class PO Certificates (if any) and the notional amount certificates) in an amount up to the Senior Principal Distribution Amount for such loan group and as principal of the subordinated certificates, as a portion of the Subordinated Principal Distribution Amount.

The “Non-PO Formula Principal Amount” for any Distribution Date and loan group will equal the sum of:

(i)	the sum of the applicable Non-PO Percentage of

(a)	all monthly payments of principal due on each mortgage loan in that loan group on the related Due Date,

(b)	the principal portion of the purchase price of each mortgage loan in that loan group that was repurchased by a seller or another person pursuant to the pooling and servicing agreement as of the Distribution Date,

(c)	the Substitution Adjustment Amount in connection with any deleted mortgage loan in that loan group received with respect to the Distribution Date,

(d)	any insurance proceeds or liquidation proceeds allocable to recoveries of principal of mortgage loans in that loan group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

(e)	with respect to each mortgage loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to the mortgage loan, and

(f)	all partial and full principal prepayments by borrowers on the mortgage loans in that loan group received during the related Prepayment Period; and

(ii) (A)	any Subsequent Recoveries on the mortgage loans in that loan group received during the calendar month preceding the month of the Distribution Date, or (B) with respect to Subsequent Recoveries attributable to a Discount mortgage loan in that loan group which incurred a Realized Loss after the Senior Credit Support Depletion Date, the Non-PO Percentage of any Subsequent Recoveries received during the calendar month preceding the month of such Distribution Date.

Senior Principal Distribution Amount. On each Distribution Date, the Non-PO Formula Principal Amount related to each loan group, in each case up to the amount of the related Senior Principal Distribution Amount for the Distribution Date, will be distributed as principal to the following classes of senior certificates, in the following order of priority:

Distributions with Respect to Loan Group 1

•	sequentially

(1) to the Class A-R Certificates, until its Class Certificate Balance is reduced to zero;

(2) to the Class 1-A-6 Certificates, the Priority Amount, until its Class Certificate Balance is reduced to zero;

(3) concurrently,

(A) 61.8953817519%, in the following order of priority:

i) up to $1,000 on each Distribution Date to the Class 1-A-1 Certificates, until its Class Certificate Balance is reduced to zero;

ii) up to $405,000 on each Distribution Date to the Class 1-A-3 Certificates, until its Class Certificate Balance is reduced to zero; and

iii) sequentially, to the Class 1-A-1, Class 1-A-3 and Class 1-A-4 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and

(B) 38.1046182481%, sequentially, to the Class 1-A-5 and Class 1-A-4 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and

(4) to the Class 1-A-6 Certificates, without regard to the Priority Amount, until its Class Certificate Balance is reduced to zero.

Distributions with Respect to Loan Group 2

(1) to the Class 2-A-1 Certificates, until its Class Certificate Balance is reduced to zero.

Distributions with Respect to Loan Group 3

(1) to the Class 3-A-1 Certificates, until its Class Certificate Balance is reduced to zero.

Distributions with Respect to Loan Group 4

(1) sequentially, to the Class 4-A-1 and Class 4-A-2 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero.

Notwithstanding the foregoing, on each Distribution Date on and after the Senior Credit Support Depletion Date, the Non-PO Formula Principal Amount for loan groups 1 and 4 will be distributed, concurrently, as principal of the related classes of senior certificates (other than the notional amount certificates and the related Class PO Certificates), pro rata, in accordance with their respective Class Certificate Balances immediately before that Distribution Date.

If on any Distribution Date the allocation to the classes of senior certificates (other than the notional amount certificates and the Class PO Certificates) then entitled to distributions of principal would reduce the outstanding Class Certificate Balance of the class or classes below zero, the distribution to the classes of certificates of the Senior Percentage and Senior Prepayment Percentage of the related principal amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balances to zero.

The capitalized terms used herein shall have the following meanings:

“Priority Amount” for any Distribution Date will equal the sum of (i) the product of (A) the Scheduled Principal Distribution Amount for loan group 1, (B) the Shift Percentage and (C) the Priority Percentage and (ii) the product of (A) the Unscheduled Principal Distribution Amount for loan group 1, (B) the Shift Percentage and (C) the Priority Percentage.

“Priority Percentage” for any Distribution Date will equal the percentage equivalent of a fraction, the numerator of which is the Class Certificate Balance of the Class 1-A-6 Certificates immediately prior to such Distribution Date, and the denominator of which is the aggregate of the applicable Non-PO Percentage of the Stated Principal Balance of each mortgage loan in loan group 1 as of the Due Date in the month preceding the month of such Distribution Date (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date).

“Scheduled Principal Distribution Amount” for any Distribution Date will equal the Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of Non-PO Formula Principal Amount for such Distribution Date and loan group.

“Unscheduled Principal Distribution Amount” for any Distribution Date will equal the sum of (i) with respect to each mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the applicable Non-PO Percentage of the Liquidation Proceeds allocable to principal received with respect to such mortgage loan and (ii) the applicable Non-PO Percentage of the amount described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for such Distribution Date and (iii) any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for such Distribution Date and loan group.

“Shift Percentage” for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 0%. Thereafter, the Shift Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, 30%; for any Distribution Date in the second year thereafter, 40%; for any Distribution Date in the third year thereafter, 60%; for any Distribution Date in the fourth year thereafter, 80%; and for any Distribution Date thereafter, 100%.

“Due Date” means, with respect to a mortgage loan, the day of the calendar month on which scheduled payments are due on that mortgage loan. With respect to any Distribution Date, the related Due Date is the first day of the calendar month in which that Distribution Date occurs.

“Prepayment Period” means for any Distribution Date and related Due Date (a) with respect to the mortgage loans directly serviced by Countrywide Servicing, the period from the sixteenth day of the calendar month immediately preceding the month in which the Distribution Date occurs (or in the case of the first Distribution Date, from April 1, 2006) through the fifteenth day of the following calendar month and (b) with respect to the remaining mortgage loans, the calendar month immediately preceding the month in which the Distribution Date occurs.

The “Senior Principal Distribution Amount” for any Distribution Date and loan group will equal the sum of

•	the related Senior Percentage of the applicable Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of “Non-PO Formula Principal Amount” for that loan group and Distribution Date,

•	for each mortgage loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the lesser of

•	the related Senior Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of the mortgage loan, and

•	the related Senior Prepayment Percentage of the applicable Non-PO Percentage of the amount of the liquidation proceeds allocable to principal received on the mortgage loan, and

•	the sum of

•	the related Senior Prepayment Percentage of the applicable Non-PO Percentage of amounts described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for that loan group and Distribution Date, and

•	the related Senior Prepayment Percentage of any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for that loan group and Distribution Date,

provided, however, that on any Distribution Date after the third Senior Termination Date, the Senior Principal Distribution Amount for the remaining senior certificates will be calculated pursuant to the above formula based on all the mortgage loans in the mortgage pool, as opposed to the mortgage loans in the related loan group.

“Stated Principal Balance” means for any mortgage loan and Due Date, the unpaid principal balance of the mortgage loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), as reduced by:

•	any previous partial payments and liquidation proceeds received and to the payment of principal due on that Due Date and irrespective of any delinquency in payment by the related borrower; and

•	liquidation proceeds allocable to principal received in the prior calendar month and prepayments of principal received through the last day of the related Prepayment Period.

The “pool principal balance” equals the aggregate of the Stated Principal Balances of the mortgage loans.

The “loan group principal balance” with respect to any loan group equals the aggregate of the Stated Principal Balances of the mortgage loans in that loan group.

The “Senior Percentage” of a senior certificate group and Distribution Date is the percentage equivalent of a fraction, not to exceed 100%, the numerator of which is the aggregate of the Class Certificate Balances of each class of senior certificates of such senior certificate group (other than the related Class PO Certificates (if any) and the notional amount certificates) immediately before the Distribution Date and the denominator of which is the aggregate of the applicable Non-PO Percentage of the Stated Principal Balance of each mortgage loan in the related loan group as of the Due Date in the month preceding the month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to that preceding Due Date); provided, however, that on any Distribution Date after the third Senior Termination Date, the Senior Percentage of the remaining senior certificate group is the percentage equivalent of a fraction, the numerator of which is the aggregate of the Class Certificate Balances of each class of senior certificates (other than the related Class PO Certificates (if any) and the notional amount certificates) of such remaining senior certificate group immediately prior to such date and the denominator of which is the aggregate of the Class Certificate Balances of all classes of certificates (other than the Class PO Certificates and the notional amount certificates) immediately prior to such Distribution Date. For any Distribution Date on and prior to the third Senior Termination Date, the Subordinated Percentage for the portion of the subordinated certificates relating to a loan group will be calculated as the difference between 100% and the Senior Percentage of the senior certificate group relating to that loan group on such Distribution Date. After the third Senior Termination Date, the Subordinated Percentage will represent the entire interest of the subordinated certificates in the mortgage pool and will be calculated as the difference between 100% and the Senior Percentage for such Distribution Date.

The “Senior Prepayment Percentage” of a senior certificate group for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 100%. Thereafter, each Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraphs. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates (other than the related Class PO Certificates and the notional amount certificates) which receive these unscheduled payments of principal while, in the absence of Realized Losses, increasing the interest in the mortgage loans of the applicable loan group evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

The “Subordinated Prepayment Percentage” for a loan group as of any Distribution Date will be calculated as the difference between 100% and the related Senior Prepayment Percentage.

The Senior Prepayment Percentage of a senior certificate group for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows:

•	for any Distribution Date in the first year thereafter, the related Senior Percentage plus 70% of the related Subordinated Percentage for the Distribution Date;

•	for any Distribution Date in the second year thereafter, the related Senior Percentage plus 60% of the related Subordinated Percentage for the Distribution Date;

•	for any Distribution Date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinated Percentage for the Distribution Date;

•	for any Distribution Date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinated Percentage for the Distribution Date; and

•	for any Distribution Date thereafter, the related Senior Percentage for the Distribution Date (unless on any Distribution Date the Senior Percentage of a senior certificate group exceeds the initial Senior Percentage of such senior certificate group, in which case the Senior Prepayment Percentage for each senior certificate group for that Distribution Date will once again equal 100%).

Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage for any loan group will occur unless both of the step down conditions listed below are satisfied with respect to each loan group:

•	the outstanding principal balance of all mortgage loans in a loan group delinquent 60 days or more (including mortgage loans in foreclosure, real estate owned by the issuing entity and mortgage loans the mortgagors of which are in bankruptcy) (averaged over the preceding six month period), as a percentage of (a) if such date is on or prior to the third Senior Termination Date, the Subordinated Percentage for such loan group of the aggregate of the applicable Non-PO Percentage of the aggregate Stated Principal Balances of the mortgage loans in that loan group or (b) if such date is after the third Senior Termination Date, the aggregate Class Certificate Balance of the subordinated certificates, is less than 50%, and

•	cumulative Realized Losses on the mortgage loans in each loan group do not exceed

•	commencing with the Distribution Date on the fifth anniversary of the first Distribution Date, 30% of (i) if such date is on or prior to the third Senior Termination Date, the Subordinated Percentage for that loan group of the aggregate of the applicable Non-PO Percentage of the Stated Principal Balances of the mortgage loans in that loan group, in each case as of the cut-off date or (ii) if such date is after the third Senior Termination Date, the aggregate of the principal balances of the subordinated certificates as of the closing date (in either case, the “original subordinate principal balance”),

•	commencing with the Distribution Date on the sixth anniversary of the first Distribution Date, 35% of the original subordinate principal balance,

•	commencing with the Distribution Date on the seventh anniversary of the first Distribution Date, 40% of the original subordinate principal balance,

•	commencing with the Distribution Date on the eighth anniversary of the first Distribution Date, 45% of the original subordinate principal balance, and

•	commencing with the Distribution Date on the ninth anniversary of the first Distribution Date, 50% of the original subordinate principal balance.

The “Senior Termination Date” for a senior certificate group is the date on which the aggregate Class Certificate Balance of the senior certificates of such senior certificate group (other than the related Class PO Certificates (if any)) is reduced to zero.

Cross-Collateralization. There are two ways in which payments made on the mortgage loans in one loan group may be used to make distributions on classes of senior certificates (other than the related Class PO Certificates (if any)) that are not related to that loan group. They are described below:

1. Cross-Collateralization due to Disproportionate Realized Losses in one Loan Group

If on any Distribution Date the aggregate Class Certificate Balance of the senior certificates of a senior certificate group, other than the related Class PO Certificates (if any) and related notional amount certificates, after giving effect to distributions to be made on that Distribution Date, is greater than the Non-PO Pool Balance for that loan group (any such group, an “Undercollateralized Group”), all amounts otherwise distributable as principal to the subordinated certificates (or, following the Senior Credit Support Depletion Date, the amounts described in the following sentence) will be distributed as principal to the senior certificates of that Undercollateralized Group, other than the related Class PO Certificates (if any) and related notional amount certificates, until the aggregate Class Certificate Balance of the senior certificates, other than the related Class PO Certificates (if any) and related notional amount certificates, of the Undercollateralized Group equals the Non-PO Pool Balance for that loan group (such distribution, an “Undercollateralization Distribution”). If the senior certificates, other than the related Class PO Certificates (if any) and related notional amount certificates, of a senior certificate group constitute an Undercollateralized Group on any Distribution Date following the Senior Credit Support Depletion Date, Undercollateralization Distributions will be made from the excess of the Available Funds for the other loan groups remaining after all required amounts for that Distribution Date have been distributed to the senior certificates, other than the related Class PO Certificates (if any), of those senior certificate groups. If more than one Undercollateralized Group on any Distribution Date is entitled to an Undercollateralization Distribution, such Undercollateralization Distribution shall be allocated among the Undercollateralized Groups, pro rata, based upon the amount by which the aggregate Class Certificate Balance of the senior certificates (other than the related Class PO Certificates (if any) and related notional amount certificates) in each senior certificate group exceeds the sum of the Non-PO Balances for the related Undercollateralized Groups. If more than one senior certificate group on any Distribution Date is required to make an Undercollateralization Distribution to an Undercollateralized Group, the payment of such Undercollateralization Distributions will be allocated among such senior certificate groups (other than the related Class PO Certificates (if any)), pro rata, based upon the aggregate excess of the Available Funds for the senior certificate groups (other than the Undercollateralized Group) remaining after all required amounts for that Distribution Date have been distributed to those senior certificates.

Except as provided otherwise in the preceding paragraph, the subordinated certificates will not receive distributions of principal until each Undercollateralized Group is no longer undercollateralized.

The “Non-PO Pool Balance” for any loan group and Due Date is equal to the excess, if any, of (x) the aggregate Stated Principal Balance of all mortgage loans in the related loan group over (y) the sum of the PO Percentage of the Stated Principal Balance of each Discount mortgage loan in that loan group.

2. Cross-Collateralization due to Rapid Prepayments

On each Distribution Date prior to the earlier of the Senior Credit Support Depletion Date and the third Senior Termination Date, but after the first Senior Termination Date, the Non-PO Formula Principal Amount for the loan group relating to the senior certificate group that has been paid in full, will be distributed to the senior certificates (other than the related Class PO Certificates (if any)) of the other senior certificate groups, so that each remaining senior certificate group receives its pro rata portion thereof. If principal from one loan group is distributed to the classes of senior certificates, other than the related Class PO Certificates (if any), that are not related to that loan group according to this paragraph, the subordinated certificates will not receive that principal as a distribution.

All distributions described in this “Cross-Collateralization” section will be made in accordance with the priorities set forth under “Distributions on the Certificates — Principal — Senior Principal Distribution Amount” above and “— Subordinated Principal Distribution Amount” below.

Subordinated Principal Distribution Amount. On each Distribution Date and with respect to all loan groups, to the extent of Available Funds therefor, the Non-PO Formula Principal Amount for each loan group, up to the amount of the Subordinated Principal Distribution Amount for each loan group for the Distribution Date, will be distributed as principal of the subordinated certificates. Except as provided in the next paragraph, each class of subordinated certificates will be entitled to receive its pro rata share of the Subordinated Principal Distribution Amount from all loan groups (based on its respective Class Certificate Balance), in each case to the extent of the amount available from Available Funds from all loan groups for distribution of principal. Distributions of principal of the subordinated certificates will be made sequentially to the classes of subordinated certificates in the order of their distribution priorities, beginning with the Class M Certificates, until their respective Class Certificate Balances are reduced to zero.

With respect to each class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest priority of distribution), if on any Distribution Date the Applicable Credit Support Percentage is less than the Original Applicable Credit Support Percentage, no distribution of partial principal prepayments and principal prepayments in full from any loan group will be made to any of those classes (the “Restricted Classes”) and the amount of partial principal prepayments and principal prepayments in full otherwise distributable to the Restricted Classes will be allocated among the remaining classes of subordinated certificates, pro rata, based upon their respective Class Certificate Balances and distributed in the sequential order described above.

For any Distribution Date and any class of subordinated certificates, the “Applicable Credit Support Percentage” is equal to the sum of the related Class Subordination Percentages of such class and all classes of subordinated certificates which have lower distribution priorities than such class.

For any Distribution Date and any class of Subordinated Certificates, the “Original Applicable Credit Support Percentage” is equal to the Applicable Credit Support Percentage for the class on the date of issuance of the certificates.

The “Class Subordination Percentage” with respect to any Distribution Date and each class of subordinated certificates, will equal the fraction (expressed as a percentage) the numerator of which is the Class Certificate Balance of the class of subordinated certificates immediately before the Distribution Date and the denominator of which is the aggregate of the Class Certificate Balances of all classes of certificates immediately before the Distribution Date.

On the date of issuance of the certificates, the characteristics of the certificates listed below are expected to be as follows:

	Beneficial Interest in Issuing Entity	Initial Credit Enhancement Level	Original Applicable Credit Support Percentage
Senior Certificates	96.50%	3.50%	N/A
Class M	1.75%	1.75%	3.50%
Class B-1	0.60%	1.15%	1.75%
Class B-2	0.40%	0.75%	1.15%
Class B-3	0.30%	0.45%	0.75%
Class B-4	0.25%	0.20%	0.45%
Class B-5	0.20%	0.00%	0.20%

For purposes of calculating the Applicable Credit Support Percentages of the subordinated certificates, the Class M Certificates will be considered to have a lower numerical class designation and a higher distribution priority than each other class of subordinated certificates. Within the Class B Certificates, the distribution priorities are in numerical order.

The “Subordinated Principal Distribution Amount” for each loan group and any Distribution Date will equal

•	the sum of

•	the related Subordinated Percentage for that loan group of the applicable Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of “Non-PO Formula Principal Amount” for that loan group and that Distribution Date,

•	for each mortgage loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the applicable Non-PO Percentage of the remaining liquidation proceeds allocable to principal received on the mortgage loan, after application of the amounts pursuant to the second bulleted item of the definition of Senior Principal Distribution Amount up to the related Subordinated Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of the mortgage loan,

•	the related Subordinated Prepayment Percentage for that loan group of the applicable Non-PO Percentage of the amounts described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for the Distribution Date, and

•	the related Subordinated Prepayment Percentage of any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for that loan group and Distribution Date,

•	reduced by the amount of any payments in respect of related Class PO Deferred Amounts on the related Distribution Date.

On any Distribution Date after the third Senior Termination Date, the Subordinated Principal Distribution Amount will not be calculated by loan group but will equal the amount calculated pursuant to the formula set forth above based on the applicable Subordinated Percentage or Subordinated Prepayment Percentage, as applicable, for the subordinated certificates for such Distribution Date with respect to all of the mortgage loans in the mortgage pool as opposed to the mortgage loans in the related loan group.

Class PO Principal Distribution Amount. On each Distribution Date, distributions of principal of each class of Class PO Certificates will be made in an amount equal to the lesser of (x) the related PO Formula Principal Amount for the Distribution Date and (y) the product of

•	Available Funds for that loan group remaining after distribution of interest on the senior certificates in the related senior certificate group, and

•	a fraction, the numerator of which is the related PO Formula Principal Amount and the denominator of which is the sum of that PO Formula Principal Amount and the related Senior Principal Distribution Amount.

If the Class PO Principal Distribution Amount on a Distribution Date for a class of Class PO Certificates is calculated as provided in clause (y) above, principal distributions to the related senior certificates (other than the notional amount certificates and that class of Class PO Certificates) will be in an amount equal to the product of Available Funds for that loan group remaining after distribution of interest on the related senior certificates and a fraction, the numerator of which is the related Senior Principal Distribution Amount and the denominator of which is the sum of that Senior Principal Distribution Amount and the related PO Formula Principal Amount.

The “PO Formula Principal Amount” for any Distribution Date and each class of the Class PO Certificates will equal the sum of:

•	the sum of the applicable PO Percentage of

•	all monthly payments of principal due on each mortgage loan in the related loan group on the related Due Date,

•	the principal portion of the purchase price of each mortgage loan in that loan group that was repurchased by the related seller or another person pursuant to the pooling and servicing agreement as of the Distribution Date,

•	the Substitution Adjustment Amount in connection with any deleted mortgage loan in that loan group received for the Distribution Date,

•	any insurance proceeds or liquidation proceeds allocable to recoveries of principal of mortgage loans in that loan group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

•	for each mortgage loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the

Distribution Date, the amount of liquidation proceeds allocable to principal received on the mortgage loan,

•	all partial and full principal prepayments by borrowers on the mortgage loans in that loan group received during the related Prepayment Period;

•	with respect to Subsequent Recoveries attributable to a Discount mortgage loan in the related loan group which incurred a Realized Loss on any mortgage loan after the Senior Credit Support Depletion Date, the PO Percentage of any Subsequent Recoveries received during the calendar month preceding the month of such Distribution Date.

Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the issuing entity shall exist, whether or not the Class A-R Certificates are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holders of the Class A-R Certificates will be entitled to receive certain amounts as described in the pooling and servicing agreement and any Available Funds for any loan group remaining after payment of interest on and principal of the senior certificates and Class PO Deferred Amounts on the related PO Class and interest on and principal of the subordinated certificates, as described above. It is not anticipated that there will be any significant amounts remaining for that distribution.

Allocation of Losses

On each Distribution Date, the applicable PO Percentage of any Realized Loss on a Discount mortgage loan in a loan group will be allocated to the related Class PO Certificates (if any) until the Class Certificate Balance thereof is reduced to zero. The amount of any Realized Loss allocated to the related Class PO Certificates on or before the Senior Credit Support Depletion Date will be treated as a Class PO Deferred Amount. To the extent funds are available on the Distribution Date or on any future Distribution Date from amounts that would otherwise be allocable from Available Funds of all of the loan groups for the Subordinated Principal Distribution Amount, Class PO Deferred Amounts will be paid on the related Class PO Certificates before distributions of principal of the subordinated certificates. Any distribution of Available Funds in a loan group in respect of unpaid Class PO Deferred Amounts will not further reduce the Class Certificate Balance of the related Class PO Certificates. The Class PO Deferred Amounts will not bear interest. The Class Certificate Balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of any payments in respect of Class PO Deferred Amounts. After the Senior Credit Support Depletion Date, no new Class PO Deferred Amounts will be created.

For purposes of allocating losses on the mortgage loans in any loan group to the subordinated certificates, the Class M Certificates will be considered to have a lower numerical class designation and a higher distribution priority than each other class of subordinated certificates.

The Senior Credit Support Depletion Date is the date on which the Class Certificate Balance of each class of subordinated certificates has been reduced to zero.

On each Distribution Date, the applicable Non-PO Percentage of any Realized Loss on the mortgage loans in a loan group will be allocated:

•	first to the subordinated certificates, in the reverse order of their priority of distribution (beginning with the class of subordinated certificates then outstanding with the lowest distribution priority), in each case until the Class Certificate Balance of the respective class of certificates has been reduced to zero, and

•	second, to the senior certificates of the related senior certificate group (other than the related Class PO Certificates and the notional amount certificates) pro rata, based upon their respective Class Certificate Balances.

Because principal distributions are paid to some classes of certificates (other than the Class PO Classes and the notional amount certificates) before other classes of certificates, holders of the certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the mortgage loans than holders of classes that are entitled to receive principal earlier.

In general, a “Realized Loss” means, for a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the mortgage loan exceeds the amount of liquidation proceeds applied to the principal balance of the related mortgage loan.

A “Liquidated Mortgage Loan” is a defaulted mortgage loan as to which the master servicer has determined that all recoverable liquidation and insurance proceeds have been received.

“Subsequent Recoveries” are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a month prior to the month of receipt of such recoveries.